UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
PARAGON 28, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Paragon 28, Inc.

14445 Grasslands Drive

Englewood, CO 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2024

To the Stockholders of Paragon 28, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Paragon 28, Inc., a Delaware corporation (the “Company”), will be held on May 17, 2024, at 9:00 a.m. Mountain time. The Annual Meeting will be held in a virtual format only, via live webcast over the internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FNA2024.

The Annual Meeting will be held for the following purposes:

1.

To elect three Class III directors to hold office until the 2027 annual meeting of stockholders, each of whom shall serve until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The three nominees for election to the Board are Meghan Scanlon, Thomas Schnettler and Kristina Wright.

2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

3.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.

4.

To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on March 18, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR each nominee set forth in Proposal One, FOR Proposal Two, ONE YEAR on Proposal Three, and FOR Proposal Four as described in the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/S/ ALBERT DACOSTA
Albert DaCosta
Chairman, President and Chief Executive Officer

Englewood, Colorado

April 5, 2024

Paragon 28, Inc.

14445 Grasslands Drive

Englewood, CO 80112

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2024

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Paragon 28, Inc. (referred to herein as the “Company,” “Paragon 28,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 17, 2024, at 9:00 a.m. Mountain time. To maximize stockholder participation and provide a consistent experience regardless of location, our Annual Meeting will be held in a virtual format only, via live webcast over the internet. You will be able to join the Annual Meeting and vote and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FNA2024.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	Your Proxy (cast via internet or by telephone or through mailing your proxy card) is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. On or about April 5, 2024, we will begin mailing the Notice of Internet Availability (“Notice”) and printed copies of our proxy materials to our stockholders of record as of March 18, 2024 (the “Record Date”). If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice will contain your control number and instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to vote and how to request a printed copy of the Annual Meeting materials. In addition, brokers, dealers, banks, voting trustees and their nominees (“brokers”) will be providing a Notice, or printed copies of our proxy materials and the Form 10-K so that the brokers, as the record holders, can supply these materials to the beneficial owners of shares of our common stock held by the brokers as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Stockholder Meeting to Be Held on May 17, 2024.

This proxy statement, our 2023 annual report and our other proxy materials are available at: www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: notice of 2024 Annual Meeting of Stockholders; proxy statement; 2023 annual report; and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting

The only outstanding voting securities of Paragon 28 are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 82,906,136 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or by remote communication, if applicable, or represented by proxy, are required for a quorum to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of business on the Record Date, or those with a valid proxy from a broker that held our shares on the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 82,906,136 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy over the telephone or on the internet as instructed below or, if applicable, complete, date, sign and return the Proxy Card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a broker, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker. The broker is considered the stockholder of record for purposes of voting your shares at the Annual Meeting. As a beneficial owner, you have the right to direct your broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain, and present at the Annual Meeting, a legal proxy from your broker.

What am I voting on?

You are being asked to vote on four proposals:

•

Proposal 1 — the election of three Class III directors to hold office until our 2027 annual meeting of stockholders. The three nominees for election to the Board are Meghan Scanlon, Thomas Schnettler and Kristina Wright.

•	Proposal 2 — the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal 3 — the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.

•

Proposal 4 — the ratification of the selection, by the Audit Committee of our Board, of Deloitte & Touche LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

•	Proposal 1 — “FOR” the election of Meghan Scanlon, Thomas Schnettler and Kristina Wright. as Class III directors.

•	Proposal 2 — “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

•	Proposal 3 — “One Year” with respect to the approval, on an advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers.

•

Proposal 4 — “FOR” the ratification of the selection, by the Audit Committee of our Board, of Deloitte & Touche LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify.

•	For Proposals 2 and 4, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal 3, you may vote “One Year,” “Two Years,” “Three Years” or you may abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.

•

At the Meeting — This year’s annual meeting will be held entirely online to allow greater participation. Shareholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/FNA2024. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. Note that your virtual attendance at the Annual Meeting alone will not revoke a previously submitted proxy.

•

By Mail — If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by simply completing, signing and dating the accompanying Proxy Card and returning it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•

Via the Internet — To vote by proxy over the internet, follow the instructions provided on the Notice or Proxy Card. You will need the control number included on your Notice or your Proxy Card (if you received printed proxy materials).

•

By Telephone — To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice or Proxy Card. You will need the control number included on your Notice or your Proxy Card (if you received printed proxy materials).

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, you should have received a Notice or voting instruction card with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card or vote by internet or telephone as indicated on the Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy form. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What will I need in order to attend the Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FNA2024 and using your 16-digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by Broadridge, who will separately count votes “For” and “Against,” frequency votes, abstentions, withheld votes and broker non-votes. An “abstention,” in the case of Proposals 2, 3 and 4, or a vote “withheld,” in the case of Proposal 1, represents a stockholder’s choice to decline to vote on a proposal. Abstentions, votes withheld and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum but will have no effect on whether a proposal is approved. If your shares are held by your broker as your nominee (that is, in “street name”), you will receive a Notice from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a broker, please be sure to instruct your broker how to vote to ensure that your vote is counted.

Which ballot measures are considered “routine” or “non-routine?”

Only the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 4) is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4.

The election of directors (Proposal 1), the advisory non-binding vote on the approval of executive compensation (Proposal 2), and advisory non-binding vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 3) are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

The following votes are needed:

•

Proposal 1 — Each director will be elected by a plurality of the votes cast. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder withheld vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•

Proposal 2 — Requires the affirmative vote of a majority of votes cast (excluding abstentions and broker non-votes) to approve, on an advisory basis, the compensation of our named executive officers. The vote is advisory and non-binding in nature, but the Compensation Committee of our Board (“Compensation Committee”) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote “For,” “Against” or “Abstain.” If you “Abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.

•

Proposal 3 — The frequency of future advisory votes on executive compensation that receives the highest number of votes cast (excluding abstentions and broker non-votes) will be deemed the selection of our stockholders. The vote is advisory and non-binding in nature, but the Compensation Committee will take into consideration the outcome of the vote when determining the frequency of future advisory votes on the compensation of our named executive officers. You may vote “One Year,” “Two Years,” “Three Years” or you may “Abstain.” If you “Abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.

•

Proposal 4 — Requires the affirmative vote of a majority of votes cast (excluding abstentions and broker non-votes) for approval. This is a routine proposal and therefore we do not expect any broker non-votes. If you “Abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal. As the ratification of the appointment of Deloitte & Touche LLP is a matter on which a broker has discretionary voting authority, we do not expect any broker non-votes with respect to Proposal 4. Any broker non-votes would not be considered votes cast and would have no effect.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card or otherwise vote but do not make specific choices?

If you return a signed and dated Proxy Card, or otherwise vote, without making voting selections, your shares will be voted in accordance with the recommendations of the Board (see “How does the Board recommend I vote on these proposals?”). If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions in order to ensure that you are able to vote all the shares you own.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed Proxy Card with a later date.

•	You may grant a subsequent timely proxy by telephone or through the internet.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 14445 Grasslands Drive, Englewood, Colorado 80112.

•	You may attend the Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current Proxy Card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, you should follow the instructions provided by your broker to change your vote or revoke your proxy.

If your shares are held of record by your broker, you may change your vote by submitting new voting instructions to your broker in accordance with their procedures.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 6, 2024, to our Corporate Secretary at 14445 Grasslands Drive, Englewood, Colorado 80112; provided that if the date of the annual meeting is more than 30 days from May 17, 2025, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our Amended and Restated Bylaws (the “Bylaws”), in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between January 17, 2025 and February 16, 2025; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 17, 2025, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareowners who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 18, 2025.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. On the Record Date, there were 82,906,136 shares outstanding and entitled to vote. Accordingly, 41,453,069 shares must be represented by stockholders present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Size and Structure

Our Board is presently divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies shall be filled by the stockholders, and except as otherwise provided by law, our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or our Bylaws, vacancies on the Board may be filled only by (i) in the case of director resignations that are effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, and (ii) in the case of other vacancies and newly created directorships resulting from any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Albert DaCosta and B. Kristine Johnson, whose current terms will expire at the 2025 annual meeting of stockholders;

•	Class II directors: Quentin Blackford, Alf Grunwald and Stephen Oesterle, M.D., whose current terms will expire at the 2026 annual meeting of stockholders; and

•	Class III directors: Meghan Scanlon, Thomas Schnettler and Kristina Wright, whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders through the 2025 annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders. At our 2023 annual meeting of stockholders, our stockholders approved amendments to our Certificate of Incorporation and Bylaws to declassify the Board commencing with the 2028 annual meeting of stockholders.

Ms. Scanlon, Mr. Schnettler and Ms. Wright have been nominated to serve as Class III directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted as instructed and if not instructed, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class III nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 1, 2024, and the position/office held and independence analysis as of the date of this Proxy Statement:

Name	Age	Position/Office Held With the Company	Director Since	Independent
Class I Directors whose terms expire at the 2025 Annual Meeting of Stockholders
Albert DaCosta	50	Chairman, President and Chief Executive Officer	2012	No
B. Kristine Johnson(2)(3)	72	Independent Director	2021	Yes

Class II Directors whose terms expire at the 2026 Annual Meeting of Stockholders
Quentin Blackford(1)(2)	45	Independent Director	2022	Yes
Alf Grunwald(1)(4)	63	Independent Director	2017	Yes
Stephen Oesterle, M.D.(3)(4).	73	Independent Director	2021	Yes

Class III Directors whose terms expire at the Annual Meeting of Stockholders
Meghan Scanlon(2)(3)(4)	51	Independent Director	2022	Yes
Thomas Schnettler(1)	67	Lead Independent Director	2020	Yes
Kristina Wright	47	Interim Chief Financial Officer, Director	2021	No

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Quality, Technology and Regulatory Committee.

Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Meghan Scanlon has served as a member of our Board since April 2022. Ms. Scanlon has served as Senior Vice President and President, Urology Division of Boston Scientific Corporation (NYSE: BSX), a medical device company, since February 2020. She previously held various leadership positions at Boston Scientific, in global marketing and general management since September 2014. Ms. Scanlon also has responsibility for ESG at Boston Scientific. Prior to Boston Scientific, Ms. Scanlon worked at DePuy Synthes, Mitek Sports Medicine, the orthopedics company of Johnson & Johnson from July 2000 to September 2014. These experiences include driving global expansion and product launches, integrating multiple high growth acquisitions, directing high impact strategic and portfolio planning and leading high performing talent and DEI cultures. Ms. Scanlon is a member of the Board of Directors of the Medical Device Manufacturers Association, a national trade association providing educational and advocacy assistance to innovative and entrepreneurial medical technology companies. Ms. Scanlon holds a B.S. in Mechanical Engineering from Tufts University, and both a M.B.A and a M.S. in Mechanical Engineering from the Massachusetts Institute of Technology. We believe that Ms. Scanlon is qualified to serve on our Board due to her cross functional experience in engineering, sales, marketing and general management at various medical device companies (including orthopedics) where she has had extensive experience as a senior executive.

Thomas Schnettler has served as a member of our Board since July 2020 and currently serves as our lead independent director. He is currently Vice Chairman of Piper Sandler Companies, President of Piper Sandler Investment Group, Inc. and a Managing Director in the merchant banking group. In his merchant banking role, Mr. Schnettler serves as a Managing Director of PSC Capital Partners LLC, the registered investment adviser to the Piper Sandler merchant banking private funds. Mr. Schnettler also served as president and chief operating officer of Piper Sandler from 2008 to 2011, and as chief financial officer between 2006 and 2008. Prior to that, Mr. Schnettler served as head of the Piper Sandler corporate and institutional services business beginning in 2002, and as head/co-head of investment banking beginning in 2000. From 1989 to 2000, he co-founded and led the healthcare investment banking group. Mr. Schnettler has served on the board of Akoya Biosciences, Inc.

(Nasdaq: “AKYA”), a life sciences technology company, since September 2019; Elligo Health Research, a healthcare clinical trials company, since May 2019; Moxe Health Corporation, a healthcare data interoperability company, since May 2022; and Integrity Orthopaedics, Inc., an orthopedic soft tissue repair company, since December 2023. He served on the board of, or held board observation responsibility for, Torax Medical, Inc., a medical device company, from September 2012 to March 2017, Sport Ngin, a software and mobile apps company, from February 2014 to July 2016, and MDX Medical, Inc. (d/b/a Sapphire Digital), a health care engagement platform, from June 2013 to September 2021. Mr. Schnettler graduated from Saint John’s University in Collegeville, Minnesota and holds a juris doctorate from Harvard Law School. We believe Mr. Schnettler is qualified to serve on our Board due to his extensive experience in advising companies in the life science market and his experience serving on the board of multiple life science companies.

Kristina Wright has served as a member of our Board since December 2021 and as our Interim Chief Financial Officer since April 2024. Ms. Wright served as the Chief Financial Officer of Cleerly, a digital healthcare company transforming the way clinicians approach the treatment of heart disease, from May 2023 to January 2024. Previously, Ms. Wright served as Vice President and General Manager of the Brain Modulation business of Medtronic, plc, a medical device company, from December 2021 to March 2023. Prior to that, she was Vice President and Chief Financial Officer for the Neuromodulation Operating Unit of Medtronic, plc, from July 2020 to November 2021 and has held various leadership positions at Medtronic, plc, in both finance and corporate development since August 2010. Prior to Medtronic, plc, Ms. Wright worked at PricewaterhouseCoopers, LLP, in the Audit and Assurance and Transaction Services practices from 1999 to 2010. Ms. Wright holds a B.S. in Accounting from the University of Minnesota, and an M.B.A from the Fuqua School of Business at Duke University. We believe that Ms. Wright is qualified to serve on our Board due to her experience as an executive at medical device companies and her background as an accountant.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Albert DaCosta is one of our cofounders. He has served as our Chief Executive Officer and President since 2012 and was appointed to our Board in 2012. Mr. DaCosta is a veteran in the foot and ankle industry with over 18 years of experience. Prior to establishing Paragon 28, Mr. DaCosta was a distributor for both Pioneer Surgical and Biomet Sports Medicine from 2009 to 2010. Previously, Mr. DaCosta served as the Director of Biologics & Extremities for Wright Medical. He also served as President & Founder of Body Beautiful Laser Centers in South Florida in 2006 and President of Non-Invasive Solutions in 2005, as well as a sales representative for Linvatec in 2003. Mr. DaCosta earned a B.S. in Chemical Engineering from the University of Florida with a minor in Business. We believe Mr. DaCosta is qualified to serve on our Board due to his extensive knowledge as one of our company’s founders and Chief Executive Officer, and his prior commercial and general management experience with both public and private companies.

B. Kristine Johnson has served as a member of our Board since December 2021. Ms. Johnson has been President and General Partner of Affinity Capital Management, a venture capital firm, since 2000. In April 2021, she was appointed Chairperson of the board of directors of AtriCure, Inc. (Nasdaq: “ATRC”), a medical device company, where she has also served as a member of the board of directors since March 2017. Ms. Johnson has served as a member of the boards of directors of ViewRay, Inc. (Nasdaq: “VRAY”), a company that develops radiation therapy technology, since April 2020, and ClearPoint Neuro, Inc. (Nasdaq: “CLPT”), a medical device company, since August 2019. She served as a member of the board of directors of Piper Sandler, an investment banking firm, from 2003 to 2019, where she was lead director from 2012 to 2018. Ms. Johnson served as a member of the board of directors of The Spectranetics Corporation (Nasdaq: “SPNC”), a medical device company, from 2012 to 2017. She held various executive leadership positions at Medtronic, plc (NYSE: “MDT”) from 1982 to 1999. Ms. Johnson serves as a member of the board of directors of the University of Minnesota Foundation Investment Advisors, where she served as chair from 2016 to 2022. She graduated summa cum laude with a B.A. from St. Olaf College. We believe Ms. Johnson is qualified to serve on our Board of Directors due to her senior management experience in the medical device industry, her investment banking experience and her extensive experience on public company boards.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Quentin Blackford has served as a member of our Board since August 2022. Mr. Blackford currently serves as the President and Chief Executive Officer at iRhythm Technologies (NASDAQ: IRTC), a leading digital healthcare solutions company. Prior to iRhythm Technologies, Mr. Blackford served at Dexcom, Inc. from 2017 to 2021, first as Chief Financial Officer and then as Chief Operating Officer. Prior to Dexcom, Mr. Blackford served at Nuvasive, Inc. from 2009 to 2017, including as Chief Financial Officer and as Head of Strategy and Corporate Integrity from 2014 to 2017. Prior to 2009, Mr. Blackford served at Zimmer Biomet, Inc. (NYSE: ZBH) in various senior financial leadership positions. Since October 2017, Mr. Blackford also serves as a member of the board of directors of Alphatec Holdings, Inc. (NASDAQ: ATEC), where he serves on the compensation committee and audit committee. Mr. Blackford is a Certified Public Accountant (inactive) and received dual Bachelor of Science degrees in Accounting and Business Administration from Grace College. We believe Mr. Blackford is qualified to serve on our Board due to his broad leadership skills and extensive experience in the life sciences industry.

Alf Grunwald has served as a member of our Board since February 2017. Since October 2015, he has served as the Chief Executive Officer of Black Forest One GmbH & Co KG and Managing Director of Black Forest Medical Holding GmbH, which are part of the Biedermann Group, and as the Chief Executive Officer of artprivat GmbH, an independent investment advisory firm. From 2006 to 2016, Mr. Grunwald served as an Associate Professor at the University of Applied Science Offenburg. From 2004 to 2015, he worked as both an independent management consultant and as a consultant for Techno Cap GmbH, which he founded. Prior to that, he served as a venture partner and then a partner at E.M. Warburg Pincus LLC from 1997 to 2004 and held various positions at Deloitte from 1995 to 1999, where he ultimately served as CEO and President of the ICS group and as a Senior Executive Advisor. Mr. Grunwald also founded T.L. Onyx Inc. in 1995, where he served as the chairman from 2002 to 2007. Mr. Grunwald has served as a director of LIM Innovations, Inc., a prosthetic socket technology company, since June 2017 and as a director of Starlight Cardiovascular, since September 2021. He previously served as a director of Nemaris Inc., a surgical planning software company; EonTec Inc., an enterprise software provider; APP Group, a management consulting firm; Shinka Technologies, an information technology and services company; Synquest, a supply chain management company; and RadNet Inc., an information technology company. Mr. Grunwald earned a degree in engineering from University of Applied Science Offenburg. We believe Mr. Grunwald is qualified to serve on our Board due to his broad leadership skills and extensive strategic advising experience.

Stephen Oesterle, M.D. has served as a member of our Board since January 2021 and served as our lead director from October 2021 to February 2022. He is a consultant, advising private equity and operating companies in the healthcare industry. From January 2002 to November 2015, he was a member of the Executive Committee of Medtronic plc, serving as Senior Vice President of Medicine and Technology. Previously, he served as an Associate Professor of Medicine and Director of Invasive Cardiology Services at each of Massachusetts General Hospital (1998 to 2002), Stanford University Medical Center (1992 to 1998) and Georgetown University Medical Center (1991 to 1992). Dr. Oesterle has served as director of Sigilon Therapeutics, Inc. (Nasdaq: “SGTX”), as therapeutics company, since 2016 and Baxter International Inc. (NYSE: “BAX”), a multinational healthcare company, since 2017. Dr. Oesterle has served as a Director of Peijia Medical, (9996.HK) Since January 2021. Dr. Oesterle has also served as an advisor to Temasek Holdings LTD and EQT Partners since 2015. He previously served as a director of REVA Medical, Inc. from February 2018 to May 2019 and of HeartWare International, Inc. (HeartWare) from January 2016 to November 2016, prior to Medtronic’s acquisition of HeartWare. Dr. Oesterle is a summa cum laude graduate of Harvard College and received his medical doctorate from Yale University. We believe that Dr. Oesterle is qualified to serve on our Board of Directors due to his experience as an executive and member of the boards of directors of multiple life science companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NAMED CLASS III NOMINEES

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement. This advisory vote is not intended to address any specific item or compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this proxy statement.

The compensation of the Company’s NEOs subject to this advisory vote is disclosed in this proxy statement under the Section entitled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement. As described in detail in these disclosures, the Company’s compensation philosophy is to maintain a straight-forward executive compensation program that fosters an ownership mentality by emphasizing the long-term equity compensation coupled with cash compensation in the form of a base salary and incentive cash program that meets current needs. Please read the Compensation Discussion and Analysis and the compensation tables that follow it for additional details about the Company’s executive compensation programs, including information about the fiscal 2023 compensation of the Company’s NEOs.

As described in further detail under Proposal No. 3 of this Proxy Statement, at this Annual Meeting, our stockholders are being asked to indicate how frequently they believe we should seek an advisory vote on the compensation of our NEOs. Our Board has recommended that our stockholders vote for a frequency of one year. We currently expect our next vote on the compensation of our NEOs (after the vote on this Proposal No. 2 at this Annual Meeting) will be held at our 2025 Annual Meeting, although our Board may decide to modify this expectation, particularly in light of the results of Proposal No. 3 regarding the frequency of our advisory votes on the compensation of our NEOs.

The Board requests your advisory vote to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

FREQUENCY OF ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on an advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs. Under this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on NEO compensation every year, every two years, or every three years.

After careful consideration, our Board currently believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their view on our executive compensation program.

Stockholders are not being asked to approve or disapprove of the Board’s recommendation of an advisory vote on executive compensation every one year, but rather to indicate their own choice among the frequency options for an advisory vote on executive compensation of every one year, every two years or every three years.

As an advisory vote, this proposal is not binding on us, the Board, or our Compensation Committee. The Board and the Compensation Committee value the opinions expressed by of our stockholders in their votes on this Proposal and will consider the outcome of the vote when making future decisions regarding the frequency of with which the advisory vote on the compensation of our NEOs will be held in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPANY TO CONDUCT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “ONE YEAR”

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Deloitte has served as the Company’s independent registered public accounting firm since 2020. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT MATTERS

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2022 and 2023 by Deloitte, our independent registered public accounting firm.

	Year Ended December 31, 2022	Year Ended December 31, 2023
Audit Fees(1)	$890,000	$1,341,785
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees(2)	20,000	85,000

Total Fees	$910,000	$1,426,758

(1)

Represents the aggregate fees billed for the audit of our consolidated financial statements, review of the condensed consolidated financial statements included in our quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years. Audit Fees for the year ended December 31, 2022, included $130,000 billed in connection with the filing of our Registration Statement on Form S-3 in connection with our secondary public offering in January 2023.

(2)

Represents the aggregate fees billed for diligence procedures for 2022 and for a cybersecurity assessment for 2023 that are unrelated to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “audit fees” or “audit-related fees”.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by Deloitte would not affect their independence.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee pre-approves or provides pursuant to pre-approval policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at https://ir.paragon28.com/governance/governance-documents/default.aspx.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Paragon 28 under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Directors is composed entirely of Directors who are not officers or employees of the Company and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://ir.paragon28.com/governance/governance-documents/default.aspx. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Paragon 28’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with Deloitte their independence from the Company and its management. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee has selected Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and is seeking ratification of such selection by our stockholders.

Audit Committee
Kristina Wright, Chair*
Quentin Blackford
Alf Grunwald

*	Ms. Wright resigned from the Audit Committee in April 2024 in connection with her appointment as Interim Chief Financial Officer of the Company.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at https://ir.paragon28.com/governance/governance-documents/default.aspx. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://ir.paragon28.com/governance/governance-documents/default.aspx.

Board Governance	Executive Compensation Governance

✓  6 of the 8 Board members are independent

✓  Fully independent Audit, Corporate Governance & Nominating, and Compensation Committees

✓  Regular executive sessions of independent directors

✓  Annual Board and Committee Evaluation Process

✓  Term and Age Limits for Board members to ensure Board refreshment

✓  Robust stock ownership guidelines, with retention requirements, for directors and executive officers

✓  Comprehensive clawback policy

✓  Minimum one-year vesting period generally applicable to incentive equity awards

✓  Anti-hedging and anti-pledging policy

Independence of the Board of Directors

Under New York Stock Exchange rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent New York Stock Exchange listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our current directors, other than Mr. DaCosta and Ms. Wright, qualify as “independent” directors in accordance with the New York Stock Exchange listing requirements. Mr. DaCosta is not considered independent because he is our current President and Chief Executive Officer. Ms. Wright was considered independent until April 2024, when she was appointed as our Interim Chief Financial Officer. With respect to our Lead Independent Director, Mr. Schnettler, in the first quarter of 2023 we paid Piper Sandler Companies, where Mr. Schnettler currently serves as Vice Chairman, President of Piper Sandler Investment Group and Managing Director in the merchant banking group, a portion of the total underwriting fees of approximately $7.3 million in connection with our follow-on public offering; however, these fees represented less than 1% of Piper Sandler Companies’ revenue. This payment was transactional in nature.

The New York Stock Exchange’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by New York Stock Exchange rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under New York Stock Exchange rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of New York Stock Exchange rules and regulations.

Leadership Structure of the Board

Our Bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of our Board and Chief Executive Officer and to implement a lead director in accordance with its determination that utilizing one or the other structure would be in our best interest. Mr. DaCosta, our President and Chief Executive Officer, currently serves as the Chairman of our Board. The Board believes that the company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the consideration and execution of strategy. The Board of Directors believes that the combined position of Chairman and Chief Executive Officer promotes the development of policy and plans and facilitates information flow between management and the board of directors, which is essential to effective governance.

In addition, because Mr. DaCosta is our Chairman and is not an “independent director” as defined in the listing standards of the New York Stock Exchange, Mr. Schnettler serves as our Lead Independent Director. As Lead Independent Director, Mr. Schnettler presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as the Board may otherwise determine and delegate.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight primarily through the Audit Committee. The Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including with respect to asset protection, and for overseeing financial and cybersecurity risks and potential conflicts of interest. In addition, the Audit Committee meets quarterly with our Chief Financial Officer and our independent auditors where it receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting. The Company has engaged outside advisors to implement comprehensive Enterprise Risk Management programs.

In addition, the Nominating and Corporate Governance Committee manages risks associated with the Company’s corporate governance framework and oversees the Company’s efforts with regard to environmental and social matters and associated risks. For example, the Nominating and Corporate Governance Committee has oversight of the Company’s policies, corporate citizenship, human rights and other social and public matters of significance to the Company. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing the Company’s succession plan for the chief executive role.

The Quality, Technology and Regulatory Committee oversees management of regulatory risks in connection with the Company’s development and commercialization of its product portfolio.

The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements.

Board Diversity and Skills

We believe our Board membership reflects the appropriate diversity of experience, qualifications skills, gender, and age in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Board Skills Matrix

Skill/Experience	Blackford	DaCosta	Grunwald	Johnson	Oesterle	Scanlon	Schnettler	Wright
International	✓	✓	✓	✓	✓	✓	✓	✓
Technology	✓	✓	✓	✓	✓	✓	✓	✓
Cybersecurity	✓	✓	✓		✓
Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Financial	✓	✓	✓	✓	✓	✓	✓	✓
Sales & Marketing	✓	✓	✓	✓	✓	✓		✓
Public Company Board	✓	✓	✓	✓	✓	✓	✓	✓
Public Company CEO	✓	✓
Public Company CFO	✓						✓
Human Resources	✓	✓	✓	✓	✓	✓
Operational	✓	✓	✓	✓	✓	✓		✓
Investment Banking / Capital Markets	✓	✓	✓	✓	✓		✓	✓
Industry	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory	✓	✓		✓	✓	✓		✓
Ethnically Diverse		✓

Board Diversity Matrix

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I — Gender Identity
Directors	3	5	0	0
Part II — Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic, Latinx or Portuguese	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White (not of Hispanic or Latinx origin)	3	4	0	0
LGBTQ+	0
Did not disclose demographic background	0

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Quality, Technology and Regulatory Committee. Our Board may establish other committees to facilitate the management of our business from time to time. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in its oversight of (i) the integrity of our financial statements, (ii) our risk assessment and risk management program, (iii) the performance of our independent auditor and (iv) the design and implementation of our internal audit function and internal controls, code of business conduct and ethics and legal and regulatory matters. In addition, our Audit Committee is responsible for, among other things:

•

appointing, compensating, meeting independently with and retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	establishing policies regarding hiring employees from our independent registered public accounting firm;

•	reviewing and approving any related person transactions;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•

pre-approving all audit and permitted non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);

•

reviewing and discussing our annual and quarterly financial statements and any material issues regarding accounting principles and financial statement presentations with management and our independent auditor;

•	preparing the Report of the Audit Committee required by SEC rules;

•	reviewing and assessing, at least annually, the adequacy of the Audit Committee’s charter;

•	performing, at least annually, an evaluation of the performance of the Audit Committee; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The current members of our Audit Committee are Messrs. Blackford, Grunwald and Schnettler. Mr. Schnettler was appointed interim chairperson of the committee in April 2024, replacing Ms. Wright, who was appointed as our Interim Chief Financial Officer in April 2024. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the New York Stock Exchange. Our Board has determined that Mr. Schnettler is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the New York Stock Exchange. Pursuant to the rules of the SEC, members of the Audit Committee also meet heightened independence standards. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://ir.paragon28.com/governance/governance-documents/default.aspx.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and benefits programs. In addition, our Compensation Committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•	reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;

•	reviewing and making recommendations to the Board regarding director compensation;

•	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements;

•	assisting the Board in developing and reviewing potential candidates for executive positions;

•	overseeing and administering our cash and equity incentive plans;

•

reviewing, considering, and selecting, to the extent determined to be advisable, a peer group of appropriate companies for the purpose of benchmarking and analysis of compensation for our executive officers and directors;

•	preparing, if required, the Compensation Committee report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules;

•	overseeing our compliance with applicable SEC rules regarding stockholder approval of certain executive compensation matters;

•	reviewing and assessing, at least annually, the adequacy of the Compensation Committee’s charter;

•	performing, on an annual basis, an evaluation of the performance of the Compensation Committee; and

•	appointing and overseeing any compensation consultants, legal counsel, or other advisor, and determining the compensation and independence of such consultant or advisor.

The current members of our Compensation Committee are Mr. Blackford, Ms. Johnson and Ms. Scanlon. Mr. Blackford serves as the chairperson of the committee. Each of the members of our Compensation Committee are independent under the applicable rules and regulations of the New York Stock Exchange, are a

“non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and are an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://ir.paragon28.com/governance/governance-documents/default.aspx.

Our executive officers submit proposals to our Compensation Committee regarding our executive compensation. Our Chief Executive Officer, Mr. DaCosta, and our Interim Chief Financial Officer, Ms. Wright, also serve on our Board. By serving multiple roles, Mr. DaCosta and Ms. Wright are uniquely positioned to help the board and the Compensation Committee in many of its compensation decisions as they possess detailed knowledge of the issues, opportunities and challenges facing the company, its business and its industry, which help them to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In particular, in his role as our Chief Executive Officer, Mr. DaCosta is also close enough to Paragon 28’s day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. While Mr. DaCosta recuses himself from Compensation Committee discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by our Compensation Committee when setting compensation levels.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending nominees for election as directors. In addition, our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by our board of directors and receiving nominations for such qualified individuals;

•	recommending to the Board the nominees for election to the Board and to each committee of the Board at annual meetings of our stockholders;

•	overseeing the self-evaluations of the Board and management;

•	reviewing and recommending committee slates on an annual basis;

•

overseeing the Company’s efforts with regard to environmental, social and governance matters, including with regard to policies, programs and strategies related to environmental stewardship, responsible investment, corporate citizenship, human rights and other social and public matters of significance to the Company;

•	overseeing the maintenance and presentation to the Board of management’s plans for succession to senior management positions at Paragon 28;

•	reviewing and assessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee’s charter;

•	performing, on an annual basis, an evaluation of the performance of the Nominating and Corporate Governance Committee; and

•	developing and recommending to the Board any proposed changes to our corporate governance guidelines and principles and reviewing the guidelines and principles on at least an annual basis.

The current members of our Nominating and Corporate Governance Committee are Dr. Oesterle, Ms. Johnson and Ms. Scanlon. Ms. Johnson serves as the chairperson of the committee.

In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the candidate’s experience as a board member of another publicly held company;

•	the candidate’s professional and academic experience relevant to Paragon 28’s industry;

•	the strength of the candidate’s leadership skills;

•	the candidate’s experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

•	the candidate’s geographic background, gender, age and ethnicity.

Currently, our Nominating and Governance Committee and Board evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as for other candidates. Stockholder recommendations should include the name and address of the proposed nominee, and information regarding the proposed nominee that would be required to be disclosed in a proxy statement.

Quality, Technology and Regulatory Committee

Our Quality, Technology and Regulatory Committee assists the Board in its oversight of matters relating to regulatory compliance and the quality and safety of our products and services. In addition, our Quality, Technology and Regulatory Committee is responsible for, among other things:

•	assessing our overall quality strategy and the systems in place to monitor the quality and safety of our products and services at all stages of the product life cycle;

•

reviewing and overseeing our quality internal audit program and the results of any product quality and quality system assessments we may conduct or may be conducted by external regulators, and our response to such assessments;

•

accessing the processes and procedures relating to compliance with relevant laws and regulations administered by competent authorities, notified bodies, and ministries of health, such as the FDA, NMPA, European Commission;

•	advising the Board of any significant issues, developments or trends presented by changes in the global regulatory environment;

•	advising the Board of any significant product quality, safety or regulatory registration or compliance issues that arise;

•

advising the Board of any significant product quality, safety or regulatory registration or compliance issues identified in due diligence with respect to any acquired business and the related integration plans for such business; and

•

reviewing any shareholder proposals that relate to matters within the purview of the Quality, Technology and Regulatory Committee’s scope of responsibilities, and making recommendations to the Board regarding such proposals.

The members of the Quality, Technology and Regulatory Committee are Dr. Oesterle, Mr. Grunwald and Ms. Scanlon. Dr. Oesterle serves as the chair of the committee.

Board and Committee Evaluation Process

The Company’s annual Board and Committee evaluation process is summarized below. The topics considered during the evaluation include Board effectiveness in overseeing key areas, such as strategy and risk, performance of committees’ duties under their respective charters, Board and Committee operations, and individual director performance.

1

Review of Evaluation Process. The Nominating and Corporate Governance Committee annually reviews the evaluation process, including the evaluation method, to ensure that constructive feedback is solicited on the performance of the Board and its Committees.

2

Questionnaire. The Board, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Quality, Technology and Regulatory Committee each conducts an annual self-evaluation through the use of a written questionnaire. The questionnaires include open-ended questions to solicit direct feedback and the responses are collected on an unattributed basis.

3

Summary of Written Evaluations. Directors’ responses to the questionnaires are aggregated without attribution and shared with the full Board and the applicable committees. All responses, including written comments, are provided along with an overview of the high and low scores on various topics. The Chairman and the Corporate Governance and Nominating Committee Chair use these results in conjunction with the assessment of the skills and characteristics of Board members, as well as in connection with making recommendations to the Board regarding the slate of directors for inclusion in the Company’s Proxy Statement for election at the Annual Meeting of Stockholders.

4

Board and Committee Review. Using aggregated results as a reference, each Committee of the Board discuss their respective results. Following the committee-level discussions, all evaluation results and feedback are discussed by the full Board.

5	Actions. The Board decides on specific actions to incorporate feedback received, including making any appropriate changes to Board- and committee-related practices.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met five times and acted by unanimous written consent four times during 2023. The Audit Committee met ten times and acted by unanimous written consent one time during 2023. The Compensation Committee met four times and acted by unanimous written consent two times during 2023. The Nominating and Corporate Governance Committee met four times during 2023. The Quality, Technology and Regulatory Committee met four times during 2023. During 2023, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board or committee member at the relevant time of each meeting. Our directors are expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, our directors are expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the Independent Directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Executive Chairman of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend.

Communications with the Board of Directors

The Company values your feedback. Should stockholders or interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 14445 Grasslands Drive, Englewood, Colorado 80112. The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2023, our Compensation Committee consisted of Mr. Blackford, Ms. Johnson and Ms. Scanlon. None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Compliance Policy prohibits individuals from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. Pursuant to our Insider Trading Compliance Policy hedging transactions by all officers, directors, employees and certain consultants of the Company, involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, are prohibited.

Compensation Recovery Policy

We adopted a clawback policy in compliance with NYSE listing standards and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the NYSE rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023, and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.

Term Limits and Mandatory Retirement

In accordance with our Corporate Governance Guidelines, non-employee directors are expected to serve on the Board for no more than 15 years and are not expected to be nominated for election or re-election to the Board after their 75th birthday. However, upon the recommendation of the Nominating and Corporate Governance Committee, the Board may nominate director candidates who have reached their term limit, or who have reached their 75th birthday, if it determines that doing so is in the best interest of the Company and its stockholders.

Stock Ownership Guidelines

All executives and directors are expected to have a significant long-term financial interest in the Company. To align the interests of the executives and directors to the stockholders, the Company adopted stock ownership guidelines in February 2022 for executives and directors to hold a minimum amount of shares of Paragon 28 stock. The guidelines are to be met within a compliance period of three years from the date of the 2022 annual meeting or three years from the date of becoming an executive officer or director of the Company. The Stock Ownership Guidelines are as follows:

CEO — 5x Base Compensation

Executive Officers — 3x Base Compensation

Non-Employee Directors — 4x Annual Retainer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2023, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Amended and Restated Investors’ Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of shares of our convertible preferred stock, including certain of executive officers, directors and entities with which certain of our directors are affiliated, which were outstanding prior to our initial public offering in October 2021, and which converted into shares of common stock in connection therewith. As of December 31, 2023, Bird-B, AG, MVM V LP, MVM GO (No.5) LP, Albert DaCosta and Piper Sandler Merchant Banking Fund II, L.P. were entitled to rights with respect to the registration of their shares under the Securities Act. The amended and restated investors’ rights agreement also contains covenants requiring us to comply with the reporting requirements under the Exchange Act. The amended and restated investors’ rights agreement also provided for certain voting arrangements and other affirmative covenants that were terminated upon the consummation of the initial public offering in October 2021.

Other Transactions

Biedermann License Agreement

We have a license agreement, dated July 1, 2017, for certain intellectual property with Biedermann, a company affiliated with Mr. Grunwald, one of our directors, under which we pay a royalty of four percent (4%) of net revenue related to the licensed intellectual property for the 15 years following the date of first sale, including a minimum annual payment of $250,000. The term of the agreement is 20 years, and automatically renews for five-year periods thereafter. Payments to Biedermann under this license agreement totaled $269,000, $249,000 and $87,000 for the years ended December 31, 2023, 2022 and 2021, respectively. Amounts payable to Biedermann as of December 31, 2023, 2022, 2021 were $155,000, $164,000 and $163,000, respectively. We believe the Biedermann License Agreement is immaterial to our business.

Jarboe Legal Services

We retained legal services of Jarboe Law Firm, PLC (Jarboe), owned by Carl F. Jarboe, the father of our Chief Commercial Officer. Payments to Jarboe totaled $327,000, $405,000 and $542,000 for 2023, 2022 and 2021, respectively. Amounts payable to Jarboe as of December 31, 2023, 2022 and 2021 were $13,000, $0 and $66,000, respectively.

Policies and Procedures for Related Party Transactions

The Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers and significant employees as of the date of this Proxy Statement and their ages as of April 1, 2024:

Name	Age	Position/Office Held With the Company
Albert DaCosta	50	Chairman, President and Chief Executive Officer
Kristina Wright	47	Interim Chief Financial Officer
Matthew Jarboe	41	Chief Commercial Officer
Robert McCormack	57	General Counsel and Corporate Secretary
Drew Hill	40	Executive Vice President of Research and Development
Erik Mickelson	42	Chief Accounting Officer and Controller

Mr. DaCosta’s and Ms. Wright’s biographical information is set forth in “Proposal No. 1–Election of Directors” in this proxy statement.

Matthew Jarboe has served as our Chief Commercial Officer since July 2018. Mr. Jarboe joined Paragon 28 in December 2012 as our National Sales Manager, where he was tasked with building and training our U.S. Sales Force and Sales Management Teams. As the leader of our sales department, he was promoted to Director of Sales in 2014, then to Executive Vice President of Sales in 2016. As our Chief Commercial Officer, Mr. Jarboe oversees sales, marketing, national accounts, commercial operations and international business. Prior to joining Paragon 28, Mr. Jarboe spent six years as a leading foot and ankle sales representative with Wright Medical. Mr. Jarboe began his career in medical device as an Associate Sales Representative with Stryker Endoscopy. Mr. Jarboe graduated from Kalamazoo College (Kalamazoo, MI) with a B.A. in Economics and Business.

Robert McCormack has served as our General Counsel and Corporate Secretary since August 2023. Previously, he served as the Chief Legal Officer of ViewRay, Inc. from August 2018 to July 2023. Prior to joining ViewRay, between 2017 to 2018, he served as Deputy General Counsel at Cherwell Software. From 2015 to 2017, he served as Deputy General Counsel at The Spectranetics Corporation. From 2011 to 2015, he served as Senior Counsel at GE Healthcare. From 2008 to 2011, he served as Senior Counsel at Covidien. Prior to that, Mr. McCormack worked in private practice where he focused on corporate, securities, mergers and acquisitions, and general business matters. Mr. McCormack holds a J.D. from the University of Denver, College of Law and a B.S. in Finance from Metropolitan State University of Denver.

Drew Hill joined Paragon 28 in October of 2023 as Executive Vice President of Research and Development, leading a team inclusive of Engineering, Clinical Affairs, Disior, and Patient Specific Implants. Drew has more than 16 years of experience across the medical device, pharmaceutical, and consumer products space. From 2018 to joining Paragon 28 in 2023, he held various leadership roles with ViewRay including Senior Vice President of Operations and Development and Vice President of Manufacturing. Prior to ViewRay, Drew was the Director of Operations of the Colorado Springs location of Philips Image Guided Therapy, formerly Spectranetics, and prior to Spectranetics he held various roles at GSK Vaccines, formerly Novartis Vaccines. Drew holds an MBA and an SM in Chemical Engineering from the Massachusetts Institute of Technology and a BS in Chemical Engineering from the University of Florida.

Erik Mickelson has served as Paragon 28’s Chief Accounting Officer and Controller since April 2022. He previously served as Vice President of Accounting at Everside Health Group, Inc., a direct primary care provider, from March 2021 to April 2022. From September 2020 to March 2021, Mr. Mickelson served as Corporate Controller of Lignetics, Inc., the largest residential wood pellet manufacturing company in the U.S. Mr. Mickelson served as International Business Unit Controller and Senior Director of Molson Coors Beverage Company (NYSE: TAP), a multinational drink and brewing company, from July 2018 to July 2020 and as Assistant Global Controller and Senior Director from December 2016 to July 2018. From 2008 to 2016, Mr. Mickelson also served in various financial leadership roles at Molson Coors. From 2005 to 2008, Mr. Mickelson served in the external audit function at KPMG, LLP., and he holds a Master of Science in Accounting, as well as a Bachelor of Science in Finance from the University of Colorado, Boulder and is an Active Certified Public Accountant.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

In 2021, our Board adopted an outside director compensation policy which included cash retainers for Board and Committee service, an initial restricted stock unit (“RSU”) grant when the director first joins the Board, and an annual RSU grant. The non-employee director compensation policy was determined after consultation with Compensia, an independent compensation consultant.

Cash Compensation. During 2023, all non-employee directors were entitled to receive cash compensation as set forth in the tables below.

Board Service

Non-Employee Director	$45,000

Additional Board Service

Lead Independent Director	$50,000

Additional Committee Service

	Chair	Non-Chair
Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$7,500
Nominating and Corporate Governance Committee Member	$10,000	$5,000
Quality, Technology and Regulatory Committee Member	$10,000	$5,000

Director fees will be payable in cash in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board or a Committee of the Board.

Our Board or Committee may, in its discretion, provide Directors with the opportunity to elect to receive all or a portion of their cash fees in RSUs, with each such RSU award covering a number of shares calculated by dividing (i) the amount of the annual retainer by (ii) the average per share closing trading price of our common stock over the most recent 30 trading days as of the grant date (the “30 day average price”). Such RSUs will be automatically granted on the fifth day of the month following the end of the calendar quarter to which the corresponding director fees were earned and will be fully vested on grant.

Equity Compensation. Non-employee directors are entitled to receive all types of awards (except incentive stock options) under the Paragon 28, Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) (or the applicable equity plan in place at the time of grant), including discretionary awards not covered under the outside director compensation policy. Under the non-employee director compensation program, nondiscretionary, automatic grants of RSUs are made to our non-employee directors as follows:

•

Initial RSU grant: Unless otherwise provided by the Board prior to commencement of service of an applicable director, each non-employee director will automatically be granted that number of RSUs upon the director’s initial appointment or election to our Board of Directors, referred to as the Initial Grant, calculated by dividing (i) $300,000 by (ii) the 30-day average price. The Initial Grant will vest as to one-third of the underlying shares on each anniversary of the grant date, subject to continued service through each applicable vesting date.

•

Annual RSU grant: Each non-employee director who (i) has been serving on the Board for at least four months prior to an annual meeting and (ii) will continue to service on the board following such annual meeting will automatically be granted that number of RSUs upon each annual meeting, referred to as the Annual Grant, calculated by dividing (i) $150,000 by (ii) the 30-day average price. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date immediately before the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.

All equity awards granted to members of our Board will fully vest if the Company experiences a change in control, subject to the applicable Board member’s continued service through the vesting date. In addition, each director may elect to defer all or a portion of their RSUs they receive under the non-employee director compensation program until the earliest of a fixed date properly elected by the director, the director’s termination of service or a change in control.

2023 Director Compensation

The following table sets forth information for 2023 regarding the compensation awarded to, earned by or paid to our non-employee directors. Directors who are also our employees receive no additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards $(2)	Total $
Quentin Blackford	70,000	150,000	220,000
Alf Grunewald	60,000	150,000	210,000
B. Kristine Johnson	62,500	150,000	212,500
Stephen Oesterle, M.D.	60,000	150,000	210,000
Meghan Scanlon	60,611	150,000	210,611
Thomas Schnettler	95,000	150,000	245,000
Kristina Wright(3)	70,000	150,000	220,000

(1)

The amounts reported represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director for their service as a director during 2023, including any annual retainer fees, committee and/or chairmanship fees. Cash fees are paid quarterly in arrears.

(2)

Amounts shown represents the grant date fair value of RSUs granted during fiscal year 2023 as calculated in accordance with FASB ASC 718, Compensation — Stock Compensation (ASC Topic 718) and the assumptions outlined in Note 11 of our financial statements included in our 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024.

(3)	Ms. Wright was a non-employee director in 2023. She was appointed as our Interim Chief Financial Officer in April 2024.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2023, by each non-employee director as of December 31, 2023.

Name	Options Outstanding at Fiscal Year End	Unvested RSUs Outstanding at Fiscal Year End
Quentin Blackford	—	19,219
Alf Grunwald	—	14,611
B. Kristine Johnson	—	13,081
Stephen Oesterle, M.D.	250,000	8,361
Meghan Scanlon	—	20,258
Thomas Schnettler	—	14,611
Kristina Wright	—	13,081

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in the annual report on Form 10-K for the fiscal year ended December 31, 2023, and this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Quentin Blackford (Chair)

B. Kristine Johnson

Meghan Scanlon

The Compensation Committee report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under these Acts.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during 2023, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for 2023 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2023, which consist of our principal executive officer, our principal financial officer, our principal commercial officer, our principal legal officer and our principal research and development officer for 2023 (collectively, the “named executive officers” or “NEOs”) are:

•	Albert DaCosta, our Chairman, President and Chief Executive Officer (our “CEO”);

•	Stephen Deitsch, our Chief Financial Officer;

•	Matthew Jarboe, our Chief Commercial Officer;

•	Robert S. McCormack, our General Counsel and Corporate Secretary;

•	Andrew “Drew” Hill, our Executive Vice President of Research and Development; and

•	Jason Edie, our former Chief Technology Officer.

Executive Transitions

Mr. McCormack was appointed as our General Counsel and Corporate Secretary on August 14, 2023. Mr. Hill was appointed as our Executive Vice President of Research and Development on October 23, 2023. Mr. Edie was no longer employed with us as our Chief Technology Officer effective May 19, 2023

This Compensation Discussion and Analysis may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following this Proxy Statement may differ materially from currently planned programs as summarized in this Compensation Discussion and Analysis.

Executive Summary

Who We Are

Paragon 28, Inc. is a leading medical device company exclusively focused on the foot and ankle orthopedic market and we are dedicated to improving patient lives. Our innovative orthopedic solutions, procedural approaches and instrumentation cover a wide range of foot and ankle ailments including fracture fixation, forefoot, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, Charcot foot and orthobiologics. To treat these painful, debilitating or even life-threatening conditions, we provide a comprehensive portfolio of solutions that includes surgical implants and disposables, as well as surgical instrumentation. As of December 31, 2023, our broad suite of surgical solutions comprises nearly 80 product systems to help fit the specific needs of each patient and procedure. We design each of our products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent and reproducible. We believe our passion, expertise, and exclusive focus in the foot and ankle market has allowed us to better understand the needs of our patients and physicians, which has enabled us to create innovations and enhanced solutions that disrupt and transform the foot and ankle market. As a result, we have experienced significant growth and momentum in our business.

We strive to disrupt and transform the market by focusing exclusively on the foot and ankle to develop and commercialize differentiated, high quality orthopedic solutions, advanced procedural approaches and instrumentation that are collectively designed to enable surgeons to provide consistent, reproducible and effective outcomes. Our development strategy integrates all aspects of the procedure, and we seek to enhance support systems beyond implants. We develop procedure specific solutions featuring meaningfully improved and purpose-built designs for implants and instrumentation, enhanced surgical techniques and clinical support. We rely on an unbiased, clinical, research-first approach to developing new products, which allows us to create disruptive technologies. Each of our systems is designed to deliver the surgeon an enhanced user-experience throughout the procedure, while improving patient outcomes and increasing the reproducibility of results. We couple this innovation and advancement with a dedication to medical education to support surgeons, patients and stakeholders within our organization, while also delivering our products through a clinically focused sales force.

We have developed a comprehensive portfolio of foot and ankle surgical systems and procedural techniques designed to address many of the conditions requiring surgery in the foot and ankle, including fracture fixation; forefoot; ankle; PCFD or flatfoot; Charcot foot; and orthobiologics. Each system typically includes numerous plates, screws, staples, nails, advanced joint and bone replacements, orthobiologics, and other implantation instruments and disposables. Except for our total talus spacer, which is authorized for marketing under a Humanitarian Device Exemption (HDE), our marketed products are either Class II medical devices cleared by the U.S. Food and Drug Administration (FDA) for specific indications, or they are Class I exempt for general orthopaedic use. We have no products that are Class III medical devices.

Our development pipeline is driven by our passion and commitment to designing products aimed at improving patient outcomes and creating surgical efficiencies. We have a dedicated team of design and development engineers that have embodied our research philosophy to drive continual innovation and a system of collaboration that allows us to harness and rapidly respond to customer feedback to drive development of new concepts and product iterations. The foregoing has helped us to expand our portfolio quickly and consistently, having launched nearly 80 product lines since 2011 including four product lines launched in 2023. We currently have more than 30 product and system offerings in our development pipeline and expect the majority to launch commercially in the next 24 months. We have also enhanced our offerings through licensing agreements and tuck-in acquisitions, such as our recent acquisitions of Additive Orthopaedics and Disior Oy.

2023 Executive Compensation Highlights

Based on our overall operating environment and these results, the Compensation Committee of our Board of Directors (the “Compensation Committee”) took the following key actions with respect to the compensation of our named executive officers for and during 2023:

•	Base Salaries. Approved annual base salary increases, effective February 12, 2023, of 9.2% for our CEO and ranging from 1.8% to 9.7% for our other named executive officers.

•

Annual Cash Bonuses. For our named executive officers (other than Mr. McCormack who received a pro-rated bonus payment and Mr. Hill who did not participate in the Paragon 28, Inc. Annual Bonus Plan (the “2023 Bonus Plan”)), approved annual cash bonus awards which, in the aggregate, represented approximately 94% of their target annual cash bonus opportunities as calculated pursuant to the terms of the 2023 Bonus Plan.

•

Long-Term Incentive Compensation. Granted long-term incentive compensation opportunities in the form of restricted stock unit (“RSU”) awards with grant date fair values ranging in the aggregate from approximately $635,000 to approximately $700,000 for our named executive officers other than our CEO, and RSU award for our CEO with an aggregate grant date fair value of approximately $1,800,000.

•

Compensation Arrangements with Mr. McCormack – In connection with his appointment as our General Counsel and Corporate Secretary, we entered into an employment agreement dated July 27, 2023 (the “McCormack Employment Agreement”) with Mr. McCormack. Pursuant to the McCormack Employment Agreement, our initial compensation arrangements with Mr. McCormack were as follows:

○	an initial annual base salary of $440,000;

○	a target annual cash bonus opportunity equal to 50% of his annual base salary, as determined in the discretion of the Compensation Committee; and

○

an RSU award to acquire such number of RSUs with an aggregate value of $925,000, based on the 30-day closing trading average of a share of our common stock prior to the date of grant and rounded down the nearest whole unit (the “McCormack RSU Award”). The McCormack RSU Award, which is subject to the terms and conditions of the 2021 Incentive Award Plan and an individual equity award agreement, vests with respect to 25% of the RSUs subject to the award on each anniversary of the date of grant, subject to Mr. McCormack’s continuing service with us through each applicable vesting date. Each RSU represents the right to receive one share of our common stock upon vesting.

The McCormack Employment Agreement also provides for certain payments and benefits in the event of Mr. McCormack’s termination of employment in certain situations, including in connection with a change in control of our Company.

•

Compensation Arrangements with Mr. Hill – In connection with his appointment as our Executive Vice President of Research and Development, we entered into an employment agreement dated October 12, 2023 (the “Hill Employment Agreement”) with Mr. Hill. Pursuant to the Hill Employment Agreement, our initial compensation arrangements with Mr. Hill were as follows:

•	an initial annual base salary of $375,000;

•	a target annual cash bonus opportunity equal to 40% of his annual base salary, as determined in the discretion of the Compensation Committee; and

•

an RSU award to acquire such number of RSUs with an aggregate value of $1,000,000, based on the 30-day closing trading average of a share of our common stock prior to the date of grant and rounded down the nearest whole unit (the “Hill RSU Award”). The Hill RSU Award, which is subject to the terms and conditions of the 2021 Incentive Award Plan and an individual equity award agreement, vests with respect to 25% of the RSUs subject to the award on each anniversary of the date of grant, subject to Mr. Hill’s continued service with us through the applicable vesting date. Each RSU represents the right to receive one share of our common stock upon vesting.

The Hill Employment Agreement also provides for certain payments and benefits in the event of Mr. Hill’s termination of employment in certain situations, including in connection with a change in control of our Company.

Messrs. McCormack’s and Hill’s employment agreements were negotiated on our behalf by Major, Lindsey & Africa and Strawn Arnold respectively, and approved by our Board of Directors. In establishing their initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data and the need to integrate them into the executive compensation structure that we had developed since our initial public offering of our equity securities, balancing both competitive and internal equity considerations.

Relationship Between Pay and Performance

We design our executive compensation program to align the attraction, motivation and retention of our executive officers, including our named executive officers, with the goal of promoting the interests of our stockholders. In an effort to achieve this balance and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our executive officers’ annual target total direct compensation opportunity is both “at-risk” and variable in nature.

We emphasize variable compensation that appropriately rewards our executive officers through the following two principal compensation elements:

•

First, our executive officers participate in our annual cash bonus plan, which provides the opportunity for cash bonus awards if our executive officers produce short-term results aligned with long-term stockholder value, such as revenue and Adjusted Free Cash Flow, that meet or exceed certain business and financial objectives set by the Compensation Committee, after considering our 2023 annual operating plan.

•

Second, we grant RSU awards, which in the aggregate comprise a majority of our executive officers’ annual target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock and are intended to incentivize our executive officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our executive officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance. We believe that these compensation elements provide balanced incentives for our executive officers to meet our business objectives and drive long-term growth.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2023:

What We Do:

•

Maintain Independent Compensation Committee. The Compensation Committee is composed of a majority of independent directors who determine our compensation policies and practices. The Compensation Committee and our Board of Directors have established methods of communicating with our stockholders, as described in the section of this Proxy Statement entitled “Communications with the Board of Directors.”

•

Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile designed to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•

Maintain Independent Compensation Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2023 compensation review. This compensation consultant performed no other consulting or other services for us in 2023.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.

•

Multi-Year Vesting Requirements. The annual equity awards granted to our executive officers are earned and/or vest over multi-year periods, consistent with current market practice and our retention and stockholder alignment objectives.

•	Stock Ownership Guidelines. We maintain stock ownership guidelines for our executive officers and the non-employee members of our Board of Directors.

•

Compensation Recovery (“Clawback”) Policy. We have adopted a compensation recovery (“clawback”) policy that complies with the requirements of Exchange Act Rule 10D-1 and the applicable listing standards of The New York Stock Exchange (the “NYSE”) for our current and former executive officers (as defined in Rule 10D-1) for the recovery of any erroneously-awarded performance-based incentive compensation.

•

“Double-Trigger” Change-in-Control Arrangements. All equity awards granted to our executive officers provide that the vesting of such equity awards upon a change-in-control of the Company is based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before accelerated vesting occurs).

What We Don’t Do:

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements or any supplemental executive retirement plans to our executive officers. Our executive officers are eligible to participate in our Section 401(k) defined contribution retirement savings plan on the same basis as our other employees.

•	Limited Perquisites. We provide minimal perquisites and other personal benefits to our executive officers.

•	No Tax Payments on Perquisites. We do not provide our executive officers with any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

•

No Tax Payments on Change-in-Control Arrangements. We do not provide to our executive officers any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change-in-control of the Company.

•

No Hedging or Pledging of our Equity Securities Without Pre-Clearance. We prohibit our employees, including our executive officers, and the non-employee members of our Board of Directors, from hedging or pledging our equity securities.

•	No Stock Option Re-pricing. We do not reprice our stock option awards.

Stockholder Advisory Vote on Named Executive Officer Compensation

At the Annual Meeting of Stockholders to which this Proxy Statement relates, we will be conducting our initial non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) and our initial non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). See “Proposal No. 2—Advisory Vote to Approve the Compensation of our Named Executive Officers” and “Proposal No. 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers” in this Proxy Statement.

We value the opinions of our stockholders. Stockholder feedback, including through direct discussions and future Say-on-Pay votes, will be reported to our Board of Directors throughout the year. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations. Our Board of Directors and the Compensation Committee will consider the outcome of our initial Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers.

Executive Compensation Philosophy and Objectives

Historically, our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed critical to our success. The program seeks to align executive compensation with our short-term and long-term objectives, financial performance and stockholder priorities. Our compensation objectives are designed to support these goals by:

•	Providing fair and competitive compensation packages that are designed to incentivize our executive officers to drive company performance;

•	Focusing on variable compensation that rewards the achievement of short-term and long-term goals and emphasizing our commitment to pay-for-performance;

•	Ensuring that compensation is meaningfully related to increasing stockholder value.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in formulating and proposing the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.

In keeping with our role as a publicly-held company, we maintain a commitment to strong corporate governance in connection with our named executive officer compensation arrangements where our compensation committee works with management to develop and maintain a compensation framework that is appropriate and competitive for a public company.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our named executive officers, and presents compensation recommendations for our CEO to the independent members of our Board of Directors for approval. The independent members of our Board of Directors review the Compensation Committee’s recommendations and approve the compensation of our CEOs. Similarly, the Compensation Committee develops and presents recommendations to the independent members of our Board of Directors for approval with respect to the compensation of the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes recommendations that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers when making decisions and recommendations with respect to their compensation.

The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter of the Compensation Committee is available without charge at https://ir.paragon28.com/governance/governance-documents/default.aspx

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making decisions and developing recommendations to the independent members of our Board of Directors with respect to the compensation of our executive officers, including our NEOs.

Setting Target Total Direct Compensation

The Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our named executive officers, typically during the first fiscal quarter of the year. As part of this review, the Compensation Committee evaluates the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the compensation opportunities of our executive officers. In making decisions and developing recommendations about the compensation of our executive officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

•	Our executive compensation program objectives.

•	Our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board of Directors.

•

Each individual executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys.

•

The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys.

•

The prior performance of each individual executive officer, based on a subjective assessment of such executive officer’s contributions to our overall performance, ability to lead the executive officer’s business unit or function and work as part of a team.

•	The potential of each individual executive officer to contribute to our long-term financial, operational and strategic objectives.

•	The retention risk (and related replacement cost) of each individual executive officer.

•	Our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers.

•	Our financial performance relative to our peers.

•

The compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data.

•	The recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).

These factors provide the framework for making decisions and formulating and developing recommendations regarding the compensation opportunity for each executive officer, including each named executive officer. No single factor is determinative in making these decisions and developing these recommendations, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not assign any predetermined weight to these factors, nor does it apply any formulas in making its compensation decisions or developing its compensation recommendations for our executive officers. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in formulating and making their recommendations.

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation recommendations with respect to our executive officers. Instead, in making its decisions and formulating and developing its recommendations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our executive officers, including our named executive officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year.

At the end of each year, our CEO reviews the performance of our other executive officers, including our other named executive officers, based on each individual’s level of success in accomplishing the business objectives established for such executive officer for the year and his or her overall performance during that year, and then shares these evaluations with the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account our business objectives, which are reviewed with our Board of Directors.

The Compensation Committee reviews and discusses with our CEO his proposals and recommendations and considers them as one factor in making its compensation decisions and formulating and developing its recommendations for the independent members of our Board of Directors with respect to the compensation of our CEO. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions and recommendations resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2023, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our named executive officers, and with the data analysis and selection of the compensation peer group. Under the terms of the engagement, Compensia reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such a firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and the listing standards of the NYSE and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of life sciences companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee uses to make its compensation decisions and formulate and develop its recommendations to the independent members of our Board of Directors with respect to the compensation of our executive officers, including our named executive officers.

In August 2021, the Compensation Committee directed Compensia to develop a compensation peer group used to analyze and establish the compensation of our executive officers as part of our IPO planning. The Compensation Committee reviews our compensation peer group periodically as it deems appropriate and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. In identifying and selecting the companies that comprise the updated compensation peer group, Compensia considered the following primary criteria:

•	publicly traded companies in the healthcare equipment, healthcare supplies, life sciences tools & services, and biotechnology sectors;

•	similar revenues – within a range of approximately 0.5x to approximately 4.0x of our revenue of approximately $145 million (approximately $73 million to approximately $580 million); and

•

similar market capitalization – within a range of approximately 0.25x to approximately 4.0x of our estimated IPO valuation of approximately $2.0 billion (approximately $500 million to approximately $8.0 billion).

The compensation peer group as approved by the Compensation Committee consisted of the following publicly-traded biotechnology companies:

Alphatec Holdings	Inari Medical	Shockwave
AtriCure	iRhythm Technologies	SI-BONE
AxoGen	LeMaitre Vascular	Silk Road Medical
Axonics	Nevro	Tandem Diabetes Care
Cryoport	Orthofix Medical	Treace Medical Concepts
Glaukos	OrthoPediatics	Vericel
Heska	SeaSpine Holdings

This same peer group was reviewed by the Compensation Committee in August of 2022 and remained relevant from an industry, revenue and market capitalization perspective. No changes were made to the peer group at that time.

The Compensation Committee uses data drawn from the companies in our compensation peer group, as well as data from drawn from Compensia’s proprietary database for life sciences companies with median revenue of approximately $150 million and a median market capitalization of approximately $1.2 billion, to evaluate the competitive market when making its decisions and developing its recommendations for the annual total direct compensation packages for our executive officers, including base salary, target annual cash bonus opportunities and long-term incentive compensation opportunities.

Elements of Our Executive Compensation Program

Historically, and for 2023, our executive compensation program consisted of the following total direct compensation elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features

Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels

Annual Cash Bonuses	Provides short-term incentives based on annual performance and achievement of specified financial and strategic goals

Long-Term Incentive Compensation in the Form of Equity Awards	Provides long-term incentives to drive financial and operational performance and stockholder value creation

Retirement Benefits	Attract and retain key talent by providing vehicles to plan for the future

Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Create clarity around termination or change of control events and provide for retention of executives

Health and Welfare Benefits	Attract and retain key talent by providing a competitive benefits package

Base Salary

The base salaries of our executive officers, including our named executive officers, are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed element of our executive compensation program and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform such individual’s responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience and prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes decisions about and develops recommendations for adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

In February 2023, the Compensation Committee reviewed the base salaries of our executive officers, including our incumbent named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee adjusted the base salaries of each of our executive officers, including each of our incumbent named executive officers, to bring their base salaries to levels that were comparable to those of similarly-situated executives in the competitive marketplace.

The 2023 base salaries of our incumbent named executive officers, which became effective February 12, 2023, were as follows:

Named Executive Officer	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)	Percentage Adjustment (%)
Mr. DaCosta	$650,000	$710,000	9.2%
Mr. Deitsch	$442,000	$485,000	9.7%
Mr. Jarboe	$530,450	$540,000	1.8%
Mr. Edie[1]	$420,000	$433,000	3.1%

[1]	Mr. Edie separated employment on May 19, 2023.

Subsequently, in connection with his appointment as our General Counsel and Corporate Secretary in August 2023, the Compensation Committee approved an initial annual base salary for Mr. McCormack of $440,000. Further, in connection with his appointment as our Executive Vice President of Research and Development in October 2023, the Compensation Committee approved an initial annual base salary for Mr. Hill of $375,000

The base salaries paid to our named executive officers during 2023 are set forth in the “2023 Summary Compensation Table” below.

Annual Cash Bonuses

We consider short-term incentive compensation in the form of annual cash bonuses to be an important component of our total compensation program and to motivate our executive officers, including our named executive officers to achieve our annual business goals and achieve our retention objectives. In December 2022, the Compensation Committee approved the 2023 Bonus Plan to provide incentives for our executive officers to meet or exceed certain financial objectives set by the Compensation Committee, after considering our 2023 annual operating plan.

Target Annual Cash Bonus Opportunities

In December 2022, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash bonus opportunities of our executive officers, including our incumbent named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee set the target annual cash bonus opportunities, expressed as a percentage of his or her annual base salary, for our executive officers, including our CEO and our other incumbent named executive officers.

The target annual cash bonus opportunities for our incumbent named executive officers, were as follows:

Named Executive Officer	2023 Annual Base Salary ($)	Percentage of 2023 Annual Base Salary at Target Plan Goal (%)	Target Annual Cash Bonus Opportunity ($)
Mr. DaCosta	$710,000	100%	$710,000
Mr. Deitsch	$485,000	65%	$315,250
Mr. Jarboe	$540,000	65%	$351,000
Mr. Edie[1]	$433,000	60%	$259,800

[1]	Mr. Edie separated employment on May 19, 2023, making him ineligible for the 2023 annual cash bonus opportunity.

Subsequently, in connection with his appointment as our General Counsel and Corporate Secretary in August 2023, the Compensation Committee approved a target annual cash bonus opportunity for Mr. McCormack equal to 50% of his annual base salary. Further, in connection with his appointment as our Executive Vice President of Research and Development in October 2023, the Compensation Committee approved a target annual cash bonus opportunity for Mr. Hill equal to 40% of his annual base salary.

Corporate Performance Measures

In December 2022, the Compensation Committee established performance measures to determine payouts for purposes of the 2023 Bonus Plan. The payout, if any, was to be based upon the achievement of threshold and target revenue goals. The threshold payout for the revenue was 50% of the target annual cash bonus opportunity. The maximum payout was 100% of target. In addition, the 2023 Bonus Plan included positive accelerators of 50% of target achievement for each of (1) “stretch” revenue performance and (2) adjusted free cash flow goals. Unless threshold revenue performance was achieved, there was to be no payout regardless of adjusted free cash flow achievement or individual performance.

The table below sets forth the determination for the achievement percentage based on our constant-currency revenue target of $218 million and the positive accelerators for adjusted free cash flow defined as total operating and investing cash flows adjusted for certain non-recurring items (if achieved above ($30 million)) and stretch revenue (if achieved above the target revenue). In the event revenue or adjusted free cash flow is between one of the levels in the table below, linear interpolation will be used to determine the achievement percentage (so long as the threshold revenue target of $210 million is achieved).

			Revenue ($mm) / % Payout
			< $210	$210	$212	$214	$216	$218	$221	$224	$227	$230	>$230
aFCF ($mm) / % Payout	<($30)	0.0%	0.0%	50.0%	62.5%	75.0%	87.5%	100.0%	112.5%	125.0%	137.5%	150.0%	150.0%
	($30)	0.0%	0.0%	50.0%	62.5%	75.0%	87.5%	100.0%	112.5%	125.0%	137.5%	150.0%	150.0%
	($28)	10.0%	0.0%	50.0%	62.5%	75.0%	87.5%	110.0%	122.5%	135.0%	147.5%	160.0%	160.0%
	($26)	20.0%	0.0%	50.0%	62.5%	75.0%	87.5%	120.0%	132.5%	145.0%	157.5%	170.0%	170.0%
	($24)	30.0%	0.0%	50.0%	62.5%	75.0%	87.5%	130.0%	142.5%	155.0%	167.5%	180.0%	180.0%
	($22)	40.0%	0.0%	50.0%	62.5%	75.0%	87.5%	140.0%	152.5%	165.0%	177.5%	190.0%	190.0%
	($20)	50.0%	0.0%	50.0%	62.5%	75.0%	87.5%	150.0%	162.5%	175.0%	187.5%	200.0%	200.0%
	>($20)	50.0%	0.0%	50.0%	62.5%	75.0%	87.5%	150.0%	162.5%	175.0%	187.5%	200.0%	200.0%

2023 Bonus Plan Payments

In February 2024, based on the assessment of our performance against these goals, the Compensation Committee determined to award cash bonus payments to our executive officers, including our named executive officers, pursuant to the 2023 Bonus Plan and approved bonus payments equal to 94% target for our named executive officers. The 94% achievement was based on 2023 revenue achievement of $216.4M. The “stretch” revenue goal and adjusted free cash flow goals were not achieved. No adjustments were made to performance targets established in early 2023.

The following table sets forth the target annual cash bonus opportunities and the actual bonus payments made to our named executive officers for 2023:

Named Executive Officer	2023 Target Bonus Opportunity ($)	Annual Payout of 2023 Target Bonus Opportunity (%)	2023 Actual Bonus Award ($)
Albert DaCosta	$710,000	94%	$667,400
Stephen Deitsch	$315,250	94%	$296,335
Matthew Jarboe	$351,000	94%	$329,940
Robert McCormack (1)	$220,000	94%	$78,584
Andrew “Drew” Hill (2)	$150,000	94%	—
Jason Edie(3)	$259,800	94%	—

(1)	Mr. McCormack commenced employment with the Company on August 14, 2023, his 2023 Bonus Award payout was prorated based on his date of hire.

(2)	Mr. Hill commenced employment with the Company on October 23, 2023. Given his hire date, he is ineligible for a 2023 Bonus Award payment.
(3)	Mr. Edie separated employment on May 19, 2023, making him ineligible for the 2023 annual cash bonus opportunity.

The annual cash bonus payments for our named executive officers for 2023 are set forth in the “2023 Summary Compensation Table” below.

In addition to the annual cash bonus set forth above, we paid Mr. Edie a one-time cash bonus in connection with his relocation from Utah to the Denver, Colorado area. The bonus was pursuant to a relocation agreement entered into in April 2022, pursuant to which in the event Mr. Edie relocated to Denver no later than March 31, 2023, we would reimburse him for up to $100,000 for all reasonable relocation and travel expenses incurred by him. Upon completion of his relocation, we also agreed to pay him a one-time cash bonus equal to $100,000 less the amount of travel and relocation expenses reimbursed by us. The cash bonus payment and reimbursements for Mr. Edie for 2023 are set forth in the “2023 Summary Compensation Table” below.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executive officers, including our named executive officers, with those of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers.

We have historically granted restricted stock unit(“RSU”) awards to our executive officers, including our named executive officers. Each annual RSU award vests as to one-fourth of the RSUs subject to the award on the first anniversary of the grant date, subject to the executive officer’s continued service with us through the first vesting date, and vests as to one-fourth of the RSUs subject to the award on the grant date anniversary thereafter, subject to the executive officer’s continued service with us through each applicable vesting date. Long-term equity incentives promote retention, as our executive officers will only receive value if they remain employed by us over the required term. In addition, these awards foster an ownership culture among our executive officers by making them stockholders with a personal stake in the value they intend to create.

The target value of the equity awards granted to our executive officers, including our named executive officers, are determined and approved by the Compensation Committee after considering the intensely competitive market in which we operate, the value of our highly experienced executive team and the following factors:

•	a competitive market analysis prepared by the Compensation Committee’s compensation consultant;

•

the outstanding equity holdings of each executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives);

•	the projected impact of the proposed awards on our earnings;

•

the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public life sciences companies;

•	the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group; and

•	the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above.

Special, one-time equity awards are used in limited circumstances, including, as may be necessary to attract, retain and motivate experienced and well-qualified executive officers, as recognition of an increase in the scope of an executive officer’s responsibilities or major accomplishments. As described below, in 2023, we hired two new executive officers, each of whom was granted an RSU award at the time of hire.

For 2024, as part of the Committee’s commitment to grow and evolve the executive compensation program, the Committee determined that approximately 50% of long-term incentive grants for the CEO and approximately 20% of long-term incentive grants for all other NEOs should be in the form of performance share units. The Committee believes that performance share units further align the NEOs’ compensation to long-term growth of the Company and the interests of stockholders. In future years, the Committee expects to continue to evaluate and select a form and mix of long-term incentive compensation (which may include stock options, RSUs, performance shares, or other long-term incentives) that it believes best accomplishes the goals discussed above.

In February 2023, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own equity award), as well as the factors previously described, the Compensation Committee granted RSU awards to our executive officers, including our incumbent named executive officers.

The RSU awards granted to our incumbent named executive officers were as follows:

Named Executive Officer	RSU Award (1) (number of units)	RSU Award (2) (target value)
Mr. DaCosta	102,374	$1,832,500
Mr. Deitsch	39,050	$699,000
Mr. Jarboe	35,475	$635,000
Mr. Edie (2)	25,866	$463,001

(1)	Each RSU represents the right to receive one share of our common stock upon vesting.
(2)

The RSUs vest as to one-fourth of the RSUs subject to the award on the first anniversary of the grant date, subject to continued service with us through the first vesting date, and vests as to one-fourth of the RSUs subject to the award on the grant date anniversary thereafter, subject to continued service with us through each applicable vesting date.

(3)	Mr. Edie separated employment on May 19, 2023. Please see “Employment and Severance Arrangements” below for details on equity treatment at separation.

Subsequently, in connection with his appointment as our General Counsel and Corporate Secretary in August 2023, the Compensation Committee granted an RSU award (with a target value of approximately $925,000) for 54,961 units to Mr. McCormack. Further, in connection with his appointment as our Executive Vice President of Research and Development in October 2023, the Compensation Committee granted an RSU award (with a target value of approximately $1,000,000) for 85,910 units to Mr. Hill.

The equity awards granted to our named executive officers for 2023 are set forth in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards Table” below.

Perquisites and Other Personal Benefits

We did not provide any perquisites or other personal benefits to our executive officers, including our named executive officers, in 2023 (other than the executive-level insurance benefits explained below). We did not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us in 2023. The Compensation Committee may from time to time approve perquisites or other personal benefits in the future when the Compensation Committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees.

Health and Welfare Benefit Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

Our executive officers, including our named executive officers, are eligible for certain enhanced benefits under our executive-level medical insurance, life insurance and short-term and long-term disability insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our executive officers.

Retirement Benefits

We do not offer pension arrangements or retirement plans or arrangements to our named executive officers, including our named executive officers, that are different from or in addition to those offered to our employees. We currently maintain a Section 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, up to 100% of their eligible compensation on a pre-tax basis through contributions to the Section 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. We provide a Safe Harbor nonelective employer contribution to all eligible participants in an amount equal to 3% of eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our Section 401(k) plan, and making fully vested employer contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our executive officers, in accordance with our compensation policies.

Employment and Severance Arrangements

We have severance and change in control agreements with each of our named executive officers, as summarized below, all the benefits below are contingent on the applicable named executive officer timely executing and not revoking a general release of claims against the Company and its affiliates and the named executive officer’s continued compliance with his or her confidentiality obligations.

Mr. DaCosta

If the Company terminates Mr. DaCosta’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in his agreement, Mr. DaCosta is entitled to a severance payment equal to 24 months of the sum of (i) his then-current base salary plus (ii) target bonus for the year in which such termination occurred (payable over the 24 month period following termination). Mr. DaCosta is entitled to up to 24 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested equity awards continue to vest for a period of 24 months (excluding performance-based equity awards). Any unvested equity awards continue to vest for a period of 24 months (excluding performance-based equity awards).

If the termination occurs during a period commencing three months prior a change in control and ending 24 months following a change in control, Mr. DaCosta is entitled to a severance payment equal to up to 24 months of the sum of (i) his then-current base salary plus (ii) his target bonus for the year in which such termination occurred, payable in a cash lump sum. Mr. DaCosta is entitled to up to 24 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested equity awards shall fully vest on the date of termination excluding performance-based equity awards).

Mr. Deitsch

If the Company terminates Mr. Deitsch’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in the employment agreement, Mr. Deitsch is entitled to a severance payment equal to 12 months of the sum of (i) his then-current base salary plus (ii) target bonus for the year in which such termination occurred (payable over the 12-month period following termination). Mr. Deitsch is entitled to up to 12 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested equity awards continue to vest for a period of 12 months (excluding performance-based equity awards).

If the termination occurs during a period commencing three months prior a change in control and ending 24 months following a change in control, Mr. Deitsch is entitled to a severance payment equal to up to 18 months of the sum of (i) his then-current base salary plus (ii) his target bonus for the year in which such termination occurred, payable in a cash lump sum. Mr. Deitsch is entitled to up to 18 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested restricted shares or time-based stock options shall fully vest on the date of termination (excluding performance-based equity awards).

Mr. Jarboe

If the Company terminates Mr. Jarboe’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in the employment agreement, Mr. Jarboe is entitled to a severance payment equal to 12 months of the sum of (i) his then-current base salary plus (ii) target bonus for the year in which such termination occurred (payable over the 12-month period following termination). Mr. Jarboe is entitled to up to 12 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested equity awards continue to vest for a period of twelve months (excluding performance-based equity awards).

If the termination occurs during a period commencing three months prior a change in control and ending 24 months following a change in control, Mr. Jarboe is entitled to a severance payment equal to up to 18 months of the sum of (i) his then-current base salary plus (ii) his target bonus for the year in which such termination occurred, payable in a cash lump sum. Mr. Jarboe is entitled to up to 18 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any equity awards shall fully vest on the date of termination (excluding performance-based equity awards).

Mr. McCormack

If the Company terminates Mr. McCormack’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in the employment agreement, Mr. McCormack is entitled to a severance payment equal to 12 months of his then-current base salary (payable over the 12-month period following termination). Mr. McCormack is entitled to up to 12 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation.

If the termination occurs during a period commencing three months prior a change in control and ending 24 months following a change in control, Mr. McCormack is entitled to a severance payment equal to up to 18 months of the sum of (i) his then-current base salary plus (ii) his target bonus for the year in which such termination occurred, payable in a cash lump sum. Mr. McCormack is entitled to 18 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested equity awards shall fully vest on the date of termination (excluding performance-based equity awards).

Mr. Hill

If the Company terminates Mr. Hill’s employment “without cause” or if he terminates his employment for “good reason,” each as defined in the employment agreement, Mr. Hill is entitled to a severance payment equal to 12 months of his then-current base salary (payable over the 12-month period following termination). Mr. Hill is entitled to up to 12 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation.

If the termination occurs during a period commencing three months prior a change in control and ending 24 months following a change in control, Mr. Hill is entitled to a severance payment equal to up to 18 months of the sum of (i) his then-current base salary plus (ii) his target bonus for the year in which such termination occurred, payable in a cash lump sum. Mr. Hill is entitled to up to 18 months of reimbursement of COBRA premiums at levels the same or similar to coverage prior to the separation. Any unvested equity awards shall fully vest on the date of termination (excluding performance-based equity awards).

Separation Agreement with Mr. Edie

In connection with a Separation and Release Agreement, Mr. Edie, our former Chief Technology Officer, terminated employment with us on May 19, 2023, and we entered into a separation and release agreement with Mr. Edie. In consideration for his release of claims, we agreed to the following:

•

Mr. Edie is eligible to receive a total severance payment of $692,800 representing twelve months of base salary and current target annual bonus to be paid in regular installments over the 12-month period following his separation date.

•

We agreed to reimburse Mr. Edie for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to his termination) until the earlier of: (i) the date upon which he becomes covered under similar plans, or (ii) May 31,2024; and

•

Mr. Edie will continue to be eligible to vest in each outstanding equity award held by him to purchase or receive shares of the Company’s common stock in accordance with the terms and conditions of the applicable award agreements through May 31, 2024.

For detailed descriptions of the post-employment compensation arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments Upon Termination or Change in Control” below for more information.

Other Compensation Policies

Stock Ownership Guidelines

All of our executive officers, including our named executive officers, and the non-employee members of our Board of Directors are expected to have a significant long-term financial interest in the Company. To align the interests of the executive officers and non-employee directors to the stockholders, we adopted stock ownership guidelines in February 2022 for our executive officers and non-employee directors to hold a minimum amount of shares of our common stock. The guidelines are to be met within a compliance period of three years from the date of the 2022 Annual Meeting of Stockholders or three years from the date of becoming an executive officer or non-employee director of the Company.

The Stock Ownership Guidelines are as follows:

Individual Covered	Stock Ownership Guideline
Chief Executive Officer	5x base compensation
Other Executive Officers	3x base compensation
Non-Employee Directors	4x annual retainer

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Compliance Policy prohibits individuals from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. Pursuant to our Insider Trading Compliance Policy hedging transactions by all executive officers, directors, employees and certain consultants of the Company, involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, are prohibited.

Compensation Recovery Policy

We adopted a clawback policy in compliance with NYSE listing standards and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the NYSE rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023, and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our “covered executive officers” (which include our CEO and Chief Financial Officer), will not be deductible to the extent it exceeds $1 million. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2023 Summary Compensation Table

The following table contains information about the compensation earned by each of our named executive officers during our three most recently completed fiscal years ended December 31, 2023, December 31, 2022, and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Oher Compensation ($)[4]	Total ($)
Albert DaCosta	2023	$700,769	—	$1,832,495	—	$667,400	$31,757	$3,232,420
Chairman, President and Chief	2022	$650,000	—	$3,664,991	—	$870,350	$29,402	$5,214,743
Executive Officer	2021	$614,503	—	—	$3,764,000	$245,731	$25,853	$4,650,087
Stephen Deitsch	2023	$478,385	—	$698,995	—	$296,335	$31,757	$1,505,471
Chief Financial Officer	2022	$442,000	—	$1,398,001	—	$355,103	$29,217	$2,224,321
	2021	$405,519	—	—	$1,296,000	$168,231	$25,853	$1,895,603
Matthew Jarboe	2023	$538,531	—	$635,003	—	$329,940	$31,445	$1,534,918
Chief Commercial Officer	2022	$530,450	—	$1,270,004	—	$425,802	$29,134	$2,255,390
	2021	$529,856	—	—	$1,296,000	$245,731	$25,853	$2,097,440
Robert McCormack[5]	2023	$148,923	—	$924,994	—	$78,584	$8,764	$1,161,265
General Counsel and Corporate	2022
Secretary	2021
Drew Hill[6]	2023	$57,692	—	$999,992	—	—	$3,759	$1,061,444
EVP Research and Development	2022
	2021
Jason Edie[7]	2023	$221,162	$82,156	$463,001	—	—	$388,949	$1,155,268
Former Chief Technology Officer	2022	$282,692	—	$925,995	$1,000,000	$238,239	$10,654	$2,457,580
	2021

[1]	Amount shown represents the one-time cash bonus paid to Mr. Edie in March 2023 in connection with his relocation to the Denver, Colorado area.
[2]

Amounts shown represent the grant date fair value of stock options and/or RSUs granted during 2023 as calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation (ASC Topic 718) and the assumptions outlined in Note 11 of our financial statements included in our 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024.

[3]

Amounts in 2023 reflect payments made under the annual cash incentive amounts for all NEOs in 2023 and were paid in March 2024, under our performance based annual cash incentive plan for 2023, as described in the section above entitled “Annual Cash Bonuses.”

[4]

The amounts reported for all NEOs in 2023 include (i) $9,990 for the Company’s 401(k) plan contribution for Messrs. DaCosta, Jarboe and Deitsch, $1,15.38 for the Company’s 401(k) plan contribution for Mr. McCormack, and $8,233.65 for the Company’s 401(k) plan contribution for Mr. Edie, which are available to the NEOs on the same or substantially similar terms as other full-time employees and (ii) $21,857 for Mr. DaCosta, $21,857 for Mr. Deitsch, $21,545 for Mr. Jarboe, $7,649.11 for Mr. McCormack, $3,659.42 for Mr. Hill, and $3,374.90 for Mr. Edie for executive level medical insurance, life insurance and disability insurance and (iii) $373,046 in cash severance payments and $4,294 in COBRA continuation payments for Mr. Edie as outlined in more detail in the section below entitled “Potential Payments Upon Termination or Change in Control.”

[5]	Mr. McCormack joined as our General Counsel and Corporate Secretary effective as of August 14, 2023.
[6]	Mr. Hill joined as our EVP, Research and Development effective as of October 23, 2023.
[7]	Mr. Edie separated employment with the Company on May 19, 2023. See narrative above for a description of the terms of his separation agreement.

Grants of Plan-Based Awards in Fiscal 2023 Table

The following table provides supplemental information relating to grants of plan-based awards made during 2023 to help explain information provided above in our 2023 Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during 2023.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)[3]
			Threshold ($)	Target ($)	Maximum ($)
Albert DaCosta	2/28/2023	[2]	355,000	710,000	1,420,000	102,374	1,832,495
Stephen Deitsch	2/28/2023	[2]	157,625	315,250	630,500	39,050	698,995
Matthew Jarboe	2/28/2023	[2]	175,500	351,000	702,000	35,475	635,003
Robert McCormack[4]	8/14/2023	[2]	110,000	220,000	440,000	54,961	924,994
Drew Hill[5]	10/23/2023	[2]	—	—	—	85,910	999,992
Jason Edie[6]	2/28/2023	[2]	129,900	259,800	519,600	25,866	463,001

[1]

Pursuant to our 2023 cash-based incentive program, the target annual cash bonus opportunities for each of our NEOs, as a percentage of annualized base salary, was: Mr. DaCosta: 100%; Mr. Deitsch: 65%; Mr. Jarboe: 65%; Mr. McCormack 50%; Mr. Hill: 40%; and Mr. Edie: 60%. Threshold amounts assume achievement of the revenue objective at threshold, resulting in achievement of 50% of target and maximum amounts assume achievement at the maximum level for revenue and adjusted free cash flow, resulting in achievement at 200% of target.

[2]

Represents restricted stock units, which vest as to one-fourth of the RSUs subject to the award on the first anniversary of the grant date, subject to continued service with us through the first vesting date, and vests as to one-fourth of the RSUs subject to the award on the grant date anniversary thereafter, subject to continued service with us through each applicable vesting date.

[3]

Amounts shown represents the grant date fair value of RSUs granted during 2023 as calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation (ASC Topic 718) and the assumptions outlined in Note 11 of our financial statements included in our 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024.

[4]

Mr. McCormack joined as our General Counsel and Corporate Secretary effective as of August 14, 2023. Earned non-equity Incentive Plan Award amounts were pro-rated based on his date of hire, but the full amounts have been shown in the table above without pro-ration for reference.

[5]	Mr. Hill joined as our EVP, Research and Development effective as of October 23, 2023. Mr. Hill was not eligible for Non-Equity Incentive Plan Award payout in 2023 based on his hire date.
[6]	Mr. Edie separated employment on May 19, 2023, and was not eligible for a 2023 non-equity Incentive Plan Award. See narrative above for the description of the terms of his separation agreement.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

			Option Awards[1]				Stock Awards[3]
Executive Officer	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or units of stock that have not vested	Market Value of shares or units of stock that have not vested ($)[5]
Albert DaCosta	1/1/2015		75,000	—	$0.60	1/1/2025
	12/31/2015		75,000	—	$0.60	12/31/2025
	12/31/2016		125,000	—	$1.20	12/31/2026
	12/31/2017		125,000	—	$4.60	12/31/2027
	12/31/2018		50,000	—	$5.40	12/31/2028
	12/31/2019		37,500	—	$6.60	12/31/2029
	12/31/2020		75,000	—	$6.60	12/31/2030
	10/14/2021	[2]	244,169	206,609	$16.00
	10/21/2022						154,684	1,922,722
	2/28/2023						102,374	1,272,509
Stephen Deitsch	9/28/2020	[4]	375,000	125,000	$6.00	9/28/2030
	12/31/2020		50,000	—	$6.60	12/31/2030
	10/14/2021	[2]	84,079	71,131	$16.00	10/14/2031
	10/21/2022						59,004	733,420
	2/28/2023						39,050	485,392
Matthew Jarboe	12/31/2016		25,000	—	$1.20	12/31/2026
	1/1/2017		50,000	—	$1.20	1/1/2027
	12/31/2017		75,000	—	$4.60	12/31/2027
	12/31/2018		50,000	—	$5.40	12/31/2028
	12/31/2019		37,500	—	$6.60	12/31/2029
	12/31/2020		175,000	—	$6.60	12/30/2030
	10/14/2021	[2]	84,079	71,131	$16.00	10/14/2031
	10/21/2022						53,601	666,260
	2/28/2023						35,475	440,954
Robert McCormack	8/14/2023						54,961	683,165
Andrew “Drew” Hill	10/23/2023						85,910	1,067,861
Jason Edie[6]	4/18/2022		25,615	51,230	$17.72	4/18/1932
	2/28/2023						6,467	80,385

(1)

Unless otherwise noted, 50% of the shares subject to the option vests on each of the first two anniversaries of the vesting commencement date, such that all awards will be vested on the second anniversary of the vesting commencement date, subject to the applicable named executive officer continuing to provide services to the Company through such vesting date. See the paragraphs above under the headings “Employment and Severance Arrangements” for information about the impact of qualifying terminations of employment and a change in control on vesting of these options.

(2)

25% of the shares subject to the option vests on the first anniversary of the vesting commencement date and 1/48th of the shares subject to the option vests on each monthly anniversary thereafter, such that all shares subject to the option awards will be vested on the fourth anniversary of the vesting commencement date, subject to the applicable named executive officer continuing to provide services to the Company through such vesting date. See the paragraphs below under the headings “Employment and Severance Arrangements” for information about the impact of qualifying terminations of employment and a change in control on vesting of these options.

(3)

The RSUs which vest as to one-fourth of the RSUs subject to the award on the first anniversary of the grant date, subject to continued service with us through the first vesting date, and vests as to one-fourth of the RSUs subject to the award on the grant date anniversary thereafter, subject to continued service with us through each applicable vesting date. See the paragraphs above under the headings “Employment and Severance Arrangements” for information about the impact of qualifying terminations of employment and a change in control on vesting of these RSUs.

(4)

25% of the shares subject to the option vests on each of the first four anniversaries of the vesting commencement date, such that all shares subject to the option awards will be vested on the fourth anniversary of the vesting commencement date, subject to the applicable named executive officer continuing to provide services to the Company through such vesting date. See the paragraphs above under the headings “Employment and Severance Arrangements” for information about the impact of qualifying terminations of employment and a change in control on vesting of these options.

(5)

Represents the market value determined by multiplying the number of unvested shares times the closing trading price of our common stock as of December 29, 2023 (which was the last trading day in the fiscal year), which was $12.43 per share.

(6)

Mr. Edie terminated employment on May 19, 2023, per the terms of his Severance Agreement, awarded equity will continue to vest through May 31, 2024. All unvested equity as of May 31, 2024, will be cancelled.

Option Exercises and Stock Vested in Fiscal 2023 Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Albert DaCosta	—	—	51,562	489,323.38
Stephen Deitsch	—	—	19,668	186,649.32
Matthew Jarboe	—	—	17,868	169,567.32
Robert McCormack	—	—	—	—
Andrew “Drew” Hill	—	—	—	—
Jason Edie	—	—	13,028	123,635.72

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on the last day of 2023 (except as otherwise noted).

We have entered into certain agreements with each of our NEOs, as described above, that provide for potential payments upon either a termination of employment or upon a change in control of the Company.

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations (as termination without cause or a resignation for good reason) of employment or a change in control of the Company, in any case, occurring on the last day of 2023 (except as otherwise noted). Note that Mr. Edie terminated employment with us in May 2023 and entered into a separation agreement as summarized above, and thus the actual amounts and benefits payable under that agreement are included in the table below. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding equity awards under the existing equity plan.

Name	Benefit	Qualifying Termination ($)	Qualifying Termination in Connection with Change in Control ($)	Change in Control ($)
Albert DaCosta	Cash[1]	1,420,000	1,420,000	—
	Accrued Bonus[2]	1,420,000	1,420,000	—
	Equity Acceleration[3]	1,918,098	3,195,231	3,195,231
	COBRA Reimbursement[4]	45,303	45,303	—
	Total	4,803,401	6,080,534	3,195,231
Stephen Deitsch	Cash[1]	485,000	727,500	—
	Accrued Bonus[2]	315,250	472,875	—
	Equity Acceleration[3]	1,169,577	2,022,561	2,022,561
	COBRA Reimbursement[4]	22,652	33,977	—
	Total	1,992,479	3,256,914	2,022,561
Matt Jarboe	Cash[1]	540,000	810,000	—
	Accrued Bonus[2]	351,000	526,500	—
	Equity Acceleration[3]	332,341	1,107,215	1,107,215
	COBRA Reimbursement[4]	22,652	33,977	—
	Total	1,245,992	2,477,692	1,107,215
Robert McCormack	Cash[1]	440,000	660,000	—
	Accrued Bonus[2]	—	330,000	—
	Equity Acceleration[3]	—	683,165	683,165
	COBRA Reimbursement[4]	22,652	33,977	—
	Total	462,652	1,707,143	683,165
Drew Hill	Cash[1]	375,000	375,000	—
	Accrued Bonus[2]	—	150,000	—
	Equity Acceleration[3]	—	1,067,861	1,067,861
	COBRA Reimbursement[4]	22,652	22,652	—
	Total	397,652	1,615,513	1,067,861
Jason Edie	Cash[1]	692,800	—	—
	Accrued Bonus[2]	259,800	—	—
	Equity Acceleration[3]	80,385	—	—
	COBRA Reimbursement[4]	7,420	—	—
	Total	942,543	0	0

[1]

Under our severance agreements, the amounts above include the payment of base salary for 24 months for Mr. DaCosta and 12 months for each other named executive officer (that increases to 18 months during a change in control period).

[2]

Under our severance agreements, the amounts above include the payment of target annual bonus for 24 months for Mr. DaCosta and 12 months for each other named executive officer (that increases to 18 months during a change in control period).

[3]

Under our severance agreements, the amounts above include continued vesting of the applicable equity awards for 24 for Mr. DaCosta and 12 months for Messrs. Dietsch and Jarboe on a qualifying termination not in connection with a change in control. Upon a qualifying termination during a change in control period, each named executive officer receives 100% accelerated vesting of their equity awards (other than any performance-based awards). Under our 2021 Incentive Award Plan, in the event of a change in control (without a qualifying termination) and awards are not assumed or substituted, then they would accelerate in full for all holders

(including our named executive officers). With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the unvested, in-the-money options by $12.43, the closing stock price of our common stock on December 29, 2023, the last trading day of fiscal 2023 and (ii) subtracting the exercise price for the unvested stock options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $12.43, the closing stock price of our common stock on December 29, 2023, the last trading day of fiscal 2022.
[4]

Each individual severance agreement includes the reimbursement of COBRA premiums for the named executive officer and his or her dependents for up to 24 months for Mr. DaCosta and 12 months for each other named executive officer (that increases to 18 months during a change in control period). The reported value of these continued medical, dental and vision coverage benefits is an estimate based upon the monthly cost of such benefits to the Company as of December 31, 2023.

[5]

Under Mr. Edie’s separation agreement, entered into in May 2023, he receives (i) 12 months of base salary and current target annual bonus to be paid in regular installments over the 12-month period following his separation date; up to 12 months reimbursement of COBRA premiums; and (iii) he will continue to be eligible to vest in each outstanding equity award held by him to purchase or receive shares of the Company’s common stock in accordance with the terms and conditions of the applicable award agreements for 12 months.

Pay-Versus-Performance
Disclosure
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with shareholder interests and links pay to performance through a blend of short-term and long-term performance measures. In 2023, incentive pay made up 78% of our Chief Executive Officer’s target total direct compensation and, on average, 68% of our other named executive officers’ target total direct compensation. This high utilization of incentive compensation results in higher total realized pay when our executive officers exceed the Compensation Committee-approved performance targets. Conversely, failure to achieve the pre-established
targets results in lower realized pay, including the possibility that some incentive compensation pays zero at the end of their performance period.
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “
Executive Compensation – Compensation Discussion and Analysis
.”
Pay-Versus-Performance
Table

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO Named Executive Officers 3	Average Compensation Actually Paid to Non-PEO Named Executive Officers 4	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) 7	Company- Selected Measure 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$3,232,420	($422,501)	$1,283,673	$137,488	$66	$107	($47,841,000)	$216,389,000
2022	$5,214,743	$6,045,437	$2,312,430	$2,783,741	$102	$106	($67,326,000)	$181,383,000
2021	$4,650,087	$4,740,731	$1,996,522	($774,030)	$95	$110	($13,693,000)	$147,464,000

1
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. DaCosta (our “CEO”) for each corresponding covered year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal 2023 Summary Compensation Table.”

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. DaCosta, as computed in accordance with Item 402(v) of Regulation
S-K
for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by Mr. DaCosta during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. DaCosta total compensation for each year to determine the “compensation actually paid” to him:

Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2023	$3,232,420	$1,832,495	($1,822,426)	($422,501)
2022	$5,214,743	$3,664,991	$4,495,685	$6,045,437
2021	$4,650,087	$3,764,000	$3,854,644	$4,740,731

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjustments
2023	$1,832,495	$1,272,509	($2,250,954)	$0	($843,982)	$0	$0	($1,822,426)
2022	$3,664,991	$3,941,361	$470,202	$0	$84,122	$0	$0	$4,495,685
2021	$3,764,000	$4,129,883	$0	$0	($275,239)	$0	$0	$3,854,644

3
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Mr. DaCosta, who has served as our CEO since 2012) for each covered year in the “Total” column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding Mr. DaCosta) included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

•	for 2023, the average “compensation actually paid” comprised the compensation of Mr. Deitsch, Mr. Jarboe, Mr. McCormack, Mr. Hill, and Mr. Edie;

•	for 2022, the average “compensation actually paid” comprised the compensation of Mr. Deitsch, Mr. Jarboe, and Mr. Edie; and

•	for 2021, the average “compensation actually paid” comprised the compensation of Mr. Deitsch, and Mr. Jarboe.

4
The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our NEOs as a group (excluding Mr. DaCosta), as computed in accordance with Item 402(v) of Regulation
S-K
for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our NEOs as a group (excluding Mr. DaCosta) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for each fiscal year to determine the executive compensation actually paid, using the same methodology described above in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Grant Date Fair Value of Equity Awards Reported in Summary Compensation Table (a)	Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2023	$1,283,673	$744,397	($401,789)	$137,488
2022	$2,312,430	$1,531,333	$2,002,644	$2,783,741
2021	$1,996,522	$1,296,000	($1,474,552)	($774,030)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end
fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year as of End of Covered Fiscal Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Average Fair Value at End of the Prior Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Average Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Not Otherwise Included in Total Compen- sation for Covered Fiscal Year	Total Average Equity Award Adjustments
2023	$744,397	$599,777	($681,629)	$0	($319,937)	$0	$0	($401,789)
2022	$1,531,333	$1,650,242	$244,691	$0	$107,712	$0	$0	$2,002,644
2021	$1,296,000	$1,421,676	($2,773,277)	$0	($122,950)	$0	$0	($1,474,552)

Equity Award Valuations
: Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Health Care.

7	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
8
“
Revenue
”
is derived from the sale of our foot and ankle orthopedic solutions. Revenue is recognized net of taxes and estimated losses for bad debt. For additional detail see our periodic reports filed with the SEC for each covered fiscal year. While we use numerous financial and non-financial
performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to reflect our variable
“pay-for-performance”
philosophy. The performance measures that we use for both our short-term and long-term incentive award programs are selected based on the objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•	Revenue

•	Adjusted Free Cash Flow
Additional information about each of these performance measures and the role of our performance in each of these measures in determining our executive compensation are discussed in greater detail in “
Executive Compensation – Compensation Discussion and Analysis
.”
Analysis of Information Presented in
Pay-Versus-Performance
Table
As described in more detail in “
Executive Compensation – Compensation Discussion and Analysis
,” our executive compensation program reflects a variable
“pay-for-performance”
philosophy. While over the years we have used several different performance measures to align executive compensation with our performance, all of these performance measures are not presented in the
Pay-Versus-Performance
table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for our NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between the information presented in the
Pay-Versus-Performance
table.

Compensation Actually Paid, Company TSR, and Peer Group TSR
As demonstrated by the following graph, the amount of compensation actually paid to our CEO and the average amount of compensation actually paid to our other NEOs as a group (except
Mr. DaCosta is generally aligned with our TSR for the period presented in the
Pay-Versus-Performance
table. This alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards.

Compensation Actually Paid and Net Income (Loss)
As reflected in the following graph, the amount of compensation actually paid to Mr. DaCosta and the average amount of compensation actually paid to our other NEOs as a group (except Mr. DaCosta) decreased in 2023, while our net income increased during that period (although still net negative). We do not use GAAP or non-GAAP
net income (loss) as a financial performance measure in our overall executive compensation program, so there is at best, only an indirect correlation between our profitability and the various financial performance measures which we use w
h
en setting goals in our short-term incentive compensation program.

Compensation Actually Paid and Revenue
As demonstrated by the following graph, the amount of compensation actually paid to Mr. DaCosta and the average amount of compensation actually paid to our other NEOs as a group (except Mr. DaCosta) is generally aligned with our revenue over the period presented in the
Pay-Versus-Performance
table. As described above, “revenue” is our company selected measure for this analysis. While we use various financial and non-financial
performance measures for the purpose of evaluating the effectiveness of our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the
Pay-Versus-Performance
table) used by us to link compensation actually paid to our NEOs for the most recently completed fiscal year, to our financial performance. We use revenue when setting goals in our short-term incentive compensation program.

Pay Versus Performance:
Con
clusions
The Compensation Committee believes in “pay for performance” and has structured our compensation program to reward our executive officers when we are delivering strong results.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(4)(5)(6)	7,261,300	$10.28	16,269,779
Equity compensation plans not approved by stockholders	—	—	—

Total	7,261,300	$10.28	16,269,779

(1)	Amounts include 5,943,898 options outstanding and 1,317,402 RSUs outstanding under the 2021 Incentive Award Plan and 2011 Omnibus Stock Option and Award Plan (the “2011 Plan”).
(2)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no price.

(3)	Includes 2,758,808 shares that were available for future issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(4)	Includes the 2011 Plan, the 2021 Incentive Award Plan and the 2021 ESPP.
(5)

The 2021 Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan shall be increased on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) five percent (5.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 50,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(6)

The 2021 ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2021 ESPP shall be increased on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 12,000,000 shares of our common stock may be issued thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 18, 2024, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after March 18, 2024, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 82,906,136 shares of our common stock outstanding as of March 18, 2024. Shares of our common stock that a person has the right to acquire within 60 days after March 18, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Paragon 28, Inc., 14445 Grasslands Drive, Englewood, Colorado 80112.

	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Bird-B, AG(1)	13,998,680	17.02%
Entities affiliated with MVM Partners LLC(2)	10,886,145	13.2%
Lee Rosenthal(3)	7,299,959	8.8%
Named Executive Officers and Directors
Albert DaCosta(4)	11,879,347	14.2%
Stephen M. Deitsch(5)	547,231	*
Matthew Jarboe(6)	731,388	*
Robert McCormack	—	*
Drew Hill	—	*
Jason Edie(7)	13,772	*
Quentin Blackford(8)	23,790	*
Alf Grunwald(9)	29,779	*
B. Kristine Johnson(10)	26,721	*
Stephen Oesterle, M.D.(11)	274,310	*
Meghan Scanlon(12)	20,259	*
Thomas Schnettler(13)	22,879	*
Kristina Wright(14)	18,033	*
All Executive Officers and Directors as a Group (12 individuals)(15)	13,039,733	15.32%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Based on a Form 4 filed with the SEC on February 23, 2023, filed by Bird-B, AG The address of Bird-B, AG is Bahnhofstrasse 7, CH-6300, Zug, Switzerland.
(2)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by MVM Partners, LLC (“MVM Partners”), MVM V LP (“MVM V”), MVM V (2020) LP (“MVM V 2020”) and MVM GP (No. 5) LP (“MVM GP”), concerning (i) 5,325,843 shares of common stock held by MVM V LP, (ii) 5,350,592 shares of common stock held by MVM V (2020) LP, and (iii) 209,710 shares of common stock held by MVM GP (No. 5) LP. MVM Partners may be deemed to beneficially own all of the shares held by these entities and reports sole voting and dispositive power over all of these shares. The principal business address and principal office MVM Partners is Old City Hall, 45 School Street, Boston, MA 02108, the principal business address and principal office of MVM V and MVM V 2020 is 38 Wigmore Street, Fourth Floor, Suite 2, London W1U 2RU, United Kingdom and the principal office of MVM GP is 50 Lothian Road, Festival Square, Edinburgh, Scotland EH3 9WJ.

(3)

Based on a Schedule 13G/A filed with the SEC on March 8, 2024, by Rosenthal Investment Company, LLC and Lee Rosenthal, individually. The business address of each of the Reporting Persons is 7865 Forest Keep Circle, Parker, CO 80134.

(4)

Consists of (i) 244,948 shares of common stock held directly by Mr. DaCosta, (ii) 341,665 shares of Common Stock held in an IRA for the benefit of Mr. DaCosta; (iii) 5,000,000 shares of common stock held by DaCosta Investment Company, LLC that Mr. DaCosta holds investment and voting decision control over, (iv) 5,339,110 shares of common stock held by The DaCosta Family Trust that Mr. DaCosta holds investment and voting decision control over, (v) 75,000 shares of Common Stock held in an IRA for the benefit of Mr. DaCosta’s spouse, (vi) 25,000 shares of common stock held directly by Mr. DaCosta’s spouse and (vii) 853,624 shares issuable pursuant to stock options exercisable within 60 days of March 18, 2024. Mr. DaCosta reports shared voting and dispositive power over 10,411,110 shares and sole voting and dispositive power over 1,4,21,534 shares.

(5)	Consists of (i) 21,982 shares of common stock held directly by Mr. Deitsch; and (ii) 525,249 shares issuable pursuant to stock options exercisable within 60 days of March 18, 2024.
(6)	Consists of (i) 218,639 shares of common stock held directly by Mr. Jarboe; and (ii) 512,749 shares issuable pursuant to stock options exercisable within 60 days of March 18, 2024.
(7)	Consists of 13,772 shares of common stock held directly by Mr. Edie.
(8)	Consists of (i) 15,429 shares of common stock held directly by Mr. Blackford; and (ii) 8,361 restricted stock units vesting within 60 days of March 18, 2024.
(9)	Consists of (i) 21,418 shares of common stock held directly by Mr. Grunwald; and (ii) 8,361 restricted stock units vesting within 60 days of March 18, 2024.
(10)	Consists of (i) 18,360 shares of common stock held directly by Ms. Johnson; and (ii) 8,361 restricted stock units vesting within 60 days of March 18, 2024.
(11)

Consists of (i) 15,949 shares of common stock held directly by Dr. Oesterle; (ii) 8,361 restricted stock units vesting within 60 days of March 18, 2024; and (iii) 250,000 shares issuable pursuant to stock options exercisable within 60 days of March 18, 2024.

(12)	Consists of (i) 5,949 shares of common stock directly held by Ms. Scanlon; and (ii) 14,310 restricted stock units vesting within 60 days of March 18, 2024.
(13)	Consists of (i) 14,518 shares of common stock held directly by Mr. Schnettler; and (ii) 8,361 restricted stock units vesting within 60 days of March 18, 2024.
(14)	Consists of (i) 9,672 shares of common stock held directly by Ms. Wright; and (ii) 8,361 restricted stock units vesting within 60 days of March 18, 2024.
(15)

Consists of (i) 11,350,152 shares of common stock; (ii) 64,476 shares issuable pursuant to restricted stock units vesting within 60 days of March 18, 2024; and (iii) 1,625,105 shares issuable pursuant to stock options exercisable within 60 days of March 18, 2024.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2023, except as follows:

•	Bird B. AG, a beneficial owner of more than 10% of our common stock, filed a late Form 3 and one late Form 4 to report the sale of shares of common stock.

•

Due to an administrative oversight, on February 21, 2023, (i) a late Form 3/A was filed on behalf of Quentin Blackford to report an omitted holding and (ii) a late Form 4 was filed on behalf of Stephen Oesterle to report RSUs granted following our 2022 Annual Meeting pursuant to the Company’s non-employee director compensation policy.

•

Due to administrative oversight, on December 5, 2023, (i) a late Form 4 was filed on behalf of Erik Mickelson to report the award of restricted stock units and the payment of tax liability by withholding securities incident to vesting of restricted stock units and (ii) a late Form 4 was filed on behalf of each of Albert DaCosta, Stephen Deitsch and Matthew Jarboe to report the payment of tax liability by withholding securities incident to vesting of restricted stock units.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Paragon 28 stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 14445 Grasslands Drive, Englewood, Colorado 80112 or (3) request from the Company by calling (720) 399-3400. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our offices at 14445 Grasslands Drive, Englewood, Colorado 80112 in writing not later than December 6, 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that we receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on January 17, 2025, and no later than the close of business on February 16, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 17, 2025, then we must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2025.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2023, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Paragon 28 stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 14445 Grasslands Drive, Englewood, Colorado 80112.

By Order of the Board of Directors

/s/ ALBERT DACOSTA
Albert DaCosta
Chairman, President and Chief Executive Officer

April 5, 2024

PARAGON 28, INC. 14445 GRASSLANDS DRIVE ENGLEWOOD, CO 80112 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FNA2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V40571-P07592 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARAGON 28, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Meghan Scanlon 02) Thomas Schnettler 03) Kristina Wright The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The Board of Directors recommends you vote 1 YEAR on proposal 3: 1 Year 2 Years 3 Years Abstain 3. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote FOR proposal 4: For Against Abstain 4. Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024. ! ! ! NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V40572-P07592 PARAGON 28, INC. Annual Meeting of Stockholders May 17, 2024 9:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Albert DaCosta and Robert McCormack, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PARAGON 28, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM, MDT on May 17, 2024, at www.virtualshareholdermeeting.com/FNA2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side